                                                         Exhibit No. Ex-99.17(g)

              [GRAPHIC] CLASS A, B & C PROSPECTUS OCTOBER 31, 2002

The Montgomery Funds have registered each mutual fund offered in this prospectus with the U.S. Securities and Exchange Commission (SEC). That registration does not imply, however, that the SEC endorses the Funds.

The SEC has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

ALTERNATIVE FUND
Global Long-Short Fund (closed to new investments)

SPECIALITY FUND
Emerging Markets Fund

FOCUS FUNDS
U.S. Focus Fund
Mid Cap Focus Fund
Global Focus Fund
Emerging Markets Focus Fund

FIXED-INCOME FUND
Total Return Bond Fund
Short Duration Government Bond Fund
Government Money Market Fund

                                  MONTGOMERY partners

                                  A DIVISION OF MONTGOMERY ASSET MANAGEMENT, LLC

                        [PAGE INTENTIONALLY LEFT BLANK]

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Alternative Fund

   Global Long-Short Fund (closed to new investments) .........................2

Specialty Fund

   Emerging Markets Fund ......................................................4

Focus Funds

   U.S. Focus Fund ............................................................6

   Mid Cap Focus Fund .........................................................8

   Global Focus Fund .........................................................10

   Emerging Markets Focus Fund ...............................................12

Fixed-Income and Money Market Funds

   Total Return Bond Fund ....................................................14

   Short Duration Government Bond Fund .......................................16

   Government Money Market Fund ..............................................18

Additional Discussion of Principal Strategies and Related Risks ..............20

Management of the Funds ......................................................22

Investment Options ...........................................................25

   Buying, Selling and Exchanging Shares .....................................26

Other Account Information ....................................................27

After You Invest .............................................................33

Financial Highlights .........................................................34

This prospectus describes only the Funds' Class A, B and C shares. The Montgomery Funds offer other classes of shares with different fees and expenses to eligible investors.

MONTGOMERY GLOBAL LONG-SHORT FUND | MLSAX | MLSBX | MLSCX
--------------------------------------------------------------------------------
OBJECTIVE . Long-term capital appreciation

                    PORTFOLIO MANAGEMENT . Chetan Joglekar

                           [Closed to new investments]

At a meeting on September 30, 2002, shareholders voted to approve changes to the name, management, benchmark and investment process of the Montgomery Global Long-Short Fund. These changes were originally slated to take place on or about November 1, 2002, however the implementation schedule has been delayed. Shareholders will receive 30 days' notice prior to the new effective date of the following changes:

..    Name change to Montgomery Partners Long-Short Equity Plus Fund
..    Narrowing of investment universe from global to U. S. only
..    New benchmark (S&P 500 Index)
..    New investment process combining positions in S&P 500 Index instruments such as index swaps and futures with a primarily market-neutral exposure in individual long and short positions in U.S. equity securities

Below is a discussion of the current principal strategy of the Fund.

Principal Strategy

Under normal conditions, the Fund invests at least 80% of its net assets in long and short positions in equity securities in the United States and abroad.

The Fund is designed to profit from security selection, using long, short and leverage positions in combination to generate capital appreciation for the portfolio. Using fundamental analysis, the portfolio manager buys stocks "long" that he believes will perform better than their peers, and sells stocks "short" that he believes will underperform their peers. With a long position, the Fund purchases a stock outright; with a short position, the Fund sells a security that it has borrowed. Short positions may be used to partially hedge long positions or to garner returns from insights made from the portfolio manager's company research. The Fund will realize a profit or incur a loss from a short position depending on whether the value of the underlying stock decreases or increases, respectively, between the time it is sold and when the Fund replaces the borrowed security. Because of the Fund's capital appreciation objective, the portfolio manager typically maintains a net long exposure, rather than takes positions designed to leave the Fund market-neutral. In an effort to enhance returns, the portfolio manager may also leverage the Fund's portfolio by engaging in margin borrowing or using options and financial futures contracts. The Fund may participate in initial public offerings (IPOs). The Fund's assets may be allocated strategically among countries and market sectors to take advantage of market trends.

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly a sudden decline in a holding's share price or an overall decline in the stock market. Additionally, the Fund uses investment approaches that may present substantially higher risks and greater volatility than with most mutual funds. The Fund seeks to increase return by using margin, leverage, short sales and other forms of volatile financial derivatives such as options and futures. The Fund is not appropriate for conservative investors. Short sales are speculative investments that will cause the Fund to lose money if the value of a security does not go down as the manager expects. In addition, the use of borrowing and short sales may cause the Fund to have higher expenses (especially interest and dividend expenses) than those of other equity mutual funds. To the extent the Fund participates in IPOs, it is exposed to the risks generally associated with investing in companies that have little operating history as public companies. In addition, the market for IPOs has been volatile, and share prices of certain newly public companies have fluctuated significantly over short periods of time. The Fund's access to IPOs on a continuing basis cannot be guaranteed, and the Fund may at times dispose of shares of such offerings shortly after their acquisition. The Fund also invests in companies that have not yet "gone public," and these investments create additional risks, such as illiquidity based on legal restrictions and less publicly available information. By investing in foreign stocks, the Fund carries further risks such as regulatory, political and currency risk. Moreover, the Fund may invest up to 30% of its total assets in emerging markets, which are far more volatile than the U.S. market. See "Additional Discussion of Principal Strategies and Related Risks" on page 20.

Past Fund Performance.

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

Global Long-Short Fund

                                     [CHART]

                                   [BAR CHART]

 1998    1999     2000     2001
-----   ------   ------   ------
41.98%  133.14%  -25.05%  -22.61%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                       HIGHEST            LOWEST
                  ----------------   ----------------
Global
Long-Short Fund   (Q4 1999) +59.92%  (Q2 2001) -34.75%

The table below compares the Fund's performance with commonly-used indices for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)

                                                                SINCE FUND INCEPTION
Global Long-Short Fund                                 1 YEAR        (12/31/97)
----------------------                                 ------   --------------------
   Return Before Taxes                                 -22.61%         17.70%
   Return After Taxes on Distributions/1/              -22.61%         11.95%
   Return After Taxes on Distributions and Sale of
      Fund Shares/1/                                   -13.77%         12.99%

Comparative Returns (Reflects no deduction for fees,
   expenses or taxes.)
MSCI All_Country World Free Index/2/                   -15.91%          2.86%

50% Salomon Smith Barney Three-Month U.S. Treasury
Bill - 50% MSCI All-Country World Free Index/2/         -6.02%          4.29%

More Recent Performance                                           1/1/02 - 9/30/02
Global Long-Short Fund                                                -19.38%

--------------------------------------------------------------------------------
Fund performance shown is for Class C shares of the Fund. Performance results of the Class A and Class B shares are not shown because those share classes have not been open for a full calendar year. The Fund's performance data for each of the classes would differ only to the extent that each class does not have the same sales charges, fees or expenses (see pages 27-29 for more information on sales charges).
--------------------------------------------------------------------------------

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after- tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. The after-tax returns shown above are for the Class R shares of the Fund. The after-tax returns for the classes offered in this prospectus will vary.

/2/ See page 24 for a description of these indices. The Fund was formerly compared solely with the MSCI All-Country World Free Index. The 50% Salomon Smith Barney Three-Month U.S. Treasury Bill-50% MSCI All-Country World Free Index is a blended index designed to measure the performance of a global portfolio with long and short holdings. The blended index better represents the Fund's performance in correlation with the market and the types of securities in which the Fund may invest. These indices do not incur expenses and cannot be purchased directly by investors.

Fees and Expenses                               Class A   Class B   Class C
-----------------                               -------   -------   -------

Shareholder Fees
(fees paid directly from your investment)
Maximum Sales Charge Imposed on Purchases
   (as a percentage of offering price)          5.75%/1/  None      None
Maximum Deferred Sales Charge
   (as a percentage of offering price)          None/2/   5.00%/3/  1.00%/4/
Redemption Fee/5/                               None      None      None

Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)
Management Fee                                  1.50%     1.50%     1.50%
Distribution/Service (12b-1) Fee                0.25%     0.75%     0.75%
Shareholder Servicing Fee                       0.00%     0.25%     0.25%
Other Expenses/6/                               1.95%     1.95%     1.95%
Total Annual Fund Operating Expenses            3.70%     4.45%     4.45%
Fee Reduction and/or Expense Reimbursement      1.10%     1.10%     1.10%
Net Expenses/7/                                 2.60%     3.35%     3.35%

--------------------------------------------------------------------------------
Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. The Class B example reflects Class A expenses for years 9 through 10, because Class B shares automatically convert to ClassA shares after eight years. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.
--------------------------------------------------------------------------------

/1/ Sales charges are reduced or eliminated for purchases of $50,000 or more. See page 27 for more detail.

/2/ A contingent deferred sales charge of 1.00% may apply to certain redemptions made within 12 months following purchases of $1 million or more made without a sales charge.

/3/ Deferred sales charges are reduced after 12 months and eliminated after six years.

/4/  Deferred sales charge is eliminated after 12 months.

/5/ $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/6/ Due to the relatively low amount of assets invested in Class A, B and C shares, estimated amounts of other expenses for the current fiscal year are more representative of expected operating expenses for those share classes than expenses allocated to those shares classes in the past fiscal year.

/7/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding interest, tax expenses, brokerage commissions, short sale dividend expenses, front-end or contingent deferred loads, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 2.35% for Class A shares, 2.60% for Class B and Class C shares. This contract has a one-year term extendable for an additional year at the end of each fiscal year.

          Assuming you redeem your shares at the end of each period   Assuming you do not redeem your shares
          ---------------------------------------------------------   --------------------------------------
                      YEAR 1   YEAR 3   YEAR 5   YEAR 10                YEAR 1   YEAR 3   YEAR 5   YEAR 10
                      ------   ------   ------   -------                ------   ------   ------   -------
Class A                $791    $1,241   $1,715    $3,021                 $791    $1,241   $1,715    $3,021
Class B                $789    $1,186   $1,608    $3,044                 $289    $  886   $1,508    $3,044
Class C                $336    $1,100   $1,884    $3,934                 $336    $1,100   $1,884    $3,934
-------------------------------------------------------------------   --------------------------------------

MONTGOMERY EMERGING MARKETS FUND | MYEAX | MYEBX | MYECX
--------------------------------------------------------------------------------
OBJECTIVE . Long-term capital appreciation

            PORTFOLIO MANAGEMENT . Josephine Jimenez and Frank Chiang

Principal Strategy

Invests in companies based or operating primarily in developing economies throughout the world.

Under normal conditions, the Fund invests at least 80% of its net assets in the stocks of companies of any size, and based in the world's developing economies. The Fund typically maintains investments in at least six countries at all times, with no more than 35% of its assets in any one country. These may include:

..    Latin America: Argentina, Brazil, Chile, Colombia, Costa Rica, Jamaica,
     Mexico, Peru, Trinidad and Tobago, Uruguay and Venezuela

..    Asia: Bangladesh, China/Hong Kong, India, Indonesia, Malaysia, Pakistan,
     the Philippines, Singapore, South Korea, Sri Lanka, Taiwan, Thailand and Vietnam

..    Europe: Czech Republic, Greece, Hungary, Kazakhstan, Poland, Portugal,
     Romania, Russia, Slovakia, Slovenia, Turkey and Ukraine

..    The Middle East: Israel and Jordan

..    Africa: Egypt, Ghana, Ivory Coast, Kenya, Morocco, Nigeria, South Africa,
     Tunisia and Zimbabwe

The Fund's strategy combines in-depth financial review with on-site analysis of companies, countries and regions to identify potential investments. The portfolio managers and analysts frequently travel to the emerging markets to gain firsthand insight into the economic, political and social trends that affect investments in those countries. The Fund allocates its assets among emerging countries with stable or improving macroeconomic environments and invests in companies within those countries that the portfolio managers believe have high capital appreciation potential without excessive risks. The portfolio managers strive to keep the Fund well diversified across individual stocks, industries and countries to reduce its overall risk.

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly a decline in a holding's share price or an overall decline in the stock market. In addition, the risks of investing in emerging markets are considerable. Emerging stock markets tend to be much more volatile than the U.S. market due to relative immaturity and occasional instability. Some emerging markets restrict the flow of money into or out of their stock markets and impose restrictions on foreign investors. These markets tend to be less liquid and offer less regulatory protection for investors. The economies of emerging countries may be based on only a few industries or on revenue from particular commodities or international aid. Most of the securities in which the Fund invests are denominated in foreign currencies, whose values may decline against the U.S. dollar.

Past Fund Performance.

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

                                     [CHART]

                                    Bar Chart

Emerging Markets Fund

 1997    1998     1999    2000     2001
-----   ------   -----   ------   -----
-3.83%  -38.89%  62.76%  -29.23%  -6.76%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                    HIGHEST            LOWEST
               ----------------   ----------------
Emerging
Markets Fund   (Q4 1999) +35.89%  (Q3 1998) -25.15%

The table below compares the Fund's performance with commonly-used indices for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)

                                                                           SINCE FUND INCEPTION
Emerging Markets Fund                          1 YEAR        5 YEAR             (3/12/96)
---------------------                          ------   ----------------   --------------------
   Return Before Taxes .....................   -6.76%        -8.79%               -6.08%
   Return After Taxes on Distributions/1/ ..   -6.76%        -9.00%               -6.28%
   Return After Taxes on Distributions and
      Sale of Fund Shares/1/ ...............   -4.11%        -6.78%               -4.74%

Comparative Returns
(Reflects no deduction for fees, expenses
   or taxes.)
MSCI Emerging Markets Free Index/2/ ........   -2.37%        -5.74%               -4.84%

More Recent Performance                                 1/1/02 - 9/30/02
Emerging Markets Fund                                       -17.46%

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

/2/ See page 24 for a description of this index. The index does not incur expenses and cannot be purchased directly by investors.

--------------------------------------------------------------------------------
Fund performance shown is for Class A (formerly Class P) shares of the Fund. The Fund's Class A shares were issued in exchange for Class P shares on October 31, 2001. Performance results of the Class B and Class C shares are not shown because those share classes have not been open for a full calendar year. The Fund's performance data for each of those classes would differ only to the extent that each class does not have the same salescharges, fees or expenses (see pages27-29 for more information on sales charges).
--------------------------------------------------------------------------------

Fees & Expenses                              Class A   Class B   Class C
---------------                              -------   -------   -------
Shareholder Fees
(fees paid directly from your investment)
Maximum Sales Charge Imposed
on Purchases (as a percentage of offering    5.75%/1/  None      None
price)
Maximum Deferred Sales
Charge (as a percentage of offering price)   None/2/   5.00%/3/  1.00%/4/
Redemption Fee/5/                            None      None      None

Annual Fund Operating Expenses
(expenses that are deducted from Fund
assets)
Management Fee                               1.25%     1.25%     1.25%
Distribution/Service (12b-1) Fee             0.25%     0.75%     0.75%
Shareholder Servicing Fee                    0.00%     0.25%     0.25%
Other Expenses/6/                            1.45%     1.25%     1.15%
Total Annual Fund Operating Expenses         2.95%     3.50%     3.40%
Fee Reduction and/or Expense Reimbursement   0.87%     0.70%     0.87%
Net Expenses/7/                              2.08%     2.80%     2.53%

--------------------------------------------------------------------------------
Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. The Class B example reflects Class A expenses for years 9 through 10, because Class B shares automatically convert to ClassA shares after eight years. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.
--------------------------------------------------------------------------------

/1/ Sales charges are reduced or eliminated for purchases of $50,000 or more. See page 27 for more detail.

/2/ A contingent deferred sales charge of 1.00% applies to certain redemptions made within 12 months following purchases of $1 million or more made without a sales charge.

/3/ Deferred sales charges are reduced after 12 months and eliminated after six years.

/4/  Deferred sales charge is eliminated after 12 months.

/5/ $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/6/ Due to the relatively low amount of assets invested in ClassB shares, estimated amounts of other expenses for the current fiscal year are more representative of expected operating expenses for Class B shares than expenses allocated to that share class in the past fiscal year.

/7/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding Rule 12b-1 fees, front-end or contingent deferred loads, tax expenses, interest, short sale dividend expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 1.80% for Class A shares and 2.05% for Class B and Class C shares. This contract has a one-year term extendable for an additional year at the end of each fiscal year.

          Assuming you redeem your shares at the end of each period   Assuming you do not redeem your shares
          ---------------------------------------------------------   --------------------------------------
                      YEAR 1   YEAR 3   YEAR 5   YEAR 10                YEAR 1   YEAR 3   YEAR 5   YEAR 10
                      ------   ------   ------   -------                ------   ------   ------   -------
Class A                $774    $1,358   $1,966    $3,600                 $774    $1,358   $1,966    $3,600
Class B                $783    $1,309   $1,857    $3,605                 $283    $1,009   $1,757    $3,605
Class C                $256    $  964   $1,695    $3,627                 $256    $  964   $1,695    $3,627
------------------------------------------------------------------------------------------------------------

MONTGOMERY U.S. FOCUS FUND | MYUAX | MYUBX | MYUCX
--------------------------------------------------------------------------------
OBJECTIVE . Long-term capital appreciation

                       PORTFOLIO MANAGEMENT . Andrew Pratt

Principal Strategy

The Fund normally invests at least 80% of its net assets by concentrating its investments in 20 to 40 U.S. companies, the stocks of which have a total stock market value (market capitalization) of at least $1 billion at the time of purchase.

The Fund's strategy is to identify well-managed U.S. companies that are expected to increase their sales and corporate earnings on a sustained basis. The Fund leverages the strength of Montgomery's primary research capabilities. When evaluating investment opportunities, we favor companies that have a visible three-year growth plan, are reasonably valued relative to their peers, and demonstrate evidence of business momentum as a catalyst for growth and share-price appreciation.

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly if there is a sudden decline in a holding's share price or an overall decline in the stock market. As with any stock fund, the value of your investment will fluctuate on a day-to-day basis with movements in the stock market, as well as in response to the activities of individual companies. Because the Fund is a non-diversified mutual fund that typically invests in 20 to 40 companies, the value of an investment in the Fund will vary more in response to developments or changes in the market value affecting particular stocks than will an investment in a diversified mutual fund investing in a greater number of securities.

Past Fund Performance.

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

                                     [CHART]

                                    Bar Chart

U.S. Focus Fund

2000     2001
-----   ------
-3.12%  -25.32%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                  HIGHEST            LOWEST
             ----------------   ----------------
U.S. Focus
Fund         (Q1 2000) +24.90%  (Q1 2001) -23.06%

The table below compares the Fund's performance with a commonly-used index for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)

                                                      SINCE FUND INCEPTION
U.S. Focus Fund                              1 YEAR       (12/31/99)
---------------                              ------   --------------------
   Return Before Taxes                       -25.32%        -14.93%
   Return After Taxes on Distributions/1/    -25.32%        -15.66%
   Return After Taxes on Distributions
   and Sale of Fund Shares/1/                -15.42%        -12.00%

Comparative Returns (Reflects no
   deduction for fees, expenses or taxes.)
S&P 500 Index/2/                             -11.88%        -10.50%

More Recent Performance                                 1/1/02 - 9/30/02
U.S. Focus Fund                                             -34.78%

--------------------------------------------------------------------------------
Fund performance shown is for Class R shares of the Fund, which do not have a sales charge and are not offered in this prospectus. Results are not available for the Fund's Class A, Class B and Class C shares because those shares have not been open for a full calendar year. Accordingly, the Fund's performance data do not reflect the maximum initial or deferred sales charge that could be imposed, since such charges vary based on share class, the amount of the investment, and the length of time the shares are held (see pages 27-29 for more information on sales charges). If sales charges were deducted, the returns would have been lower.
--------------------------------------------------------------------------------

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. The after-tax returns shown above are for the Class R shares of the Fund. The after-tax returns for the classes offered in this prospectus will vary.

/2/ See page 24 for a description of this index. The index does not incur expenses and cannot be purchased directly by investors.

Fees and Expenses                            Class A   Class B   Class C
-----------------                            -------   -------   -------
Shareholder Fees
(fees paid directly from your investment)
Maximum Sales Charge Imposed
on Purchases (as a percentage of offering
   price)                                    5.75%/1/  None      None
Maximum Deferred Sales Charge
(as a percentage of offering
   price)                                    None/2/   5.00%/3/  1.00%/4/
Redemption Fee/5/                            None      None      None

Annual Fund Operating Expenses
(expenses that are deducted from Fund
   assets)
Management Fee                               1.00%     1.00%     1.00%
Distribution/Service (12b-1) Fee             0.25%     0.75%     0.75%
Shareholder Servicing Fee                    0.00%     0.25%     0.25%
Other Expenses/6/                            1.25%     1.25%     1.25%
Total Annual Fund Operating Expenses         2.50%     3.25%     3.25%
Fee Reduction and/or Expense Reimbursement   1.25%     1.25%     1.25%
Net Expenses/7/                              1.25%     2.00%     2.00%

--------------------------------------------------------------------------------
Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. The Class B example reflects Class A expenses for years 9 through 10, because Class B shares automatically convert to Class A shares after eight years. This example is for comparison purposes only. It not necessarily does represent the Fund's actual expenses or returns.
--------------------------------------------------------------------------------

/1/ Sales charges are reduced or eliminated for purchases of $50,000 or more. See page 27 for more detail.

/2/ A contingent deferred sales charge of 1.00% applies to certain redemptions made within 12 months following purchases of $1 million or more made without a sales charge.

/3/ Deferred sales charges are reduced after 12 months and eliminated after six years.

/4/  Deferred sales charge is eliminated after 12 months.

/5/ $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/6/ Due to the relatively low amount of assets invested in Class A, Class B and Class C shares, estimated amounts of other expenses for the current fiscal year are more representative of expected operating expenses for those share classes than expenses allocated to each of those share classes in the past fiscal year.

/7/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding Rule 12b-1 fees, front-end or contingent deferred loads, tax expenses, interest, short sale dividend expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 1.00% for Class A shares and 1.25% for Class B and Class C shares. This contract has a one-year term extendable for an additional year at the end of each fiscal year.

          Assuming you redeem your shares at the end of each period   Assuming you do not redeem your shares
          ---------------------------------------------------------   --------------------------------------
                      YEAR 1   YEAR 3   YEAR 5   YEAR 10                YEAR 1   YEAR 3   YEAR 5   YEAR 10
                      ------   ------   ------   -------                ------   ------   ------   -------
Class A                $695    $1,196   $1,723    $3,159                 $695    $1,196   $1,723    $3,159
Class B                $703    $1,184   $1,690    $3,291                 $203    $  884   $1,590    $3,291
Class C                $203    $  884   $1,590    $3,464                 $203    $  884   $1,590    $3,464
-------------------------------------------------------------------   --------------------------------------

MONTGOMERY MID CAP FOCUS FUND | MMFAX | MMFBX | MMFCX
--------------------------------------------------------------------------------
OBJECTIVE . Long-term capital appreciation

        PORTFOLIO MANAGEMENT . Jerome "Cam" Philpott and Charles I. Reed

Principal Strategy

Invests in a concentrated portfolio of U.S. mid-cap companies.

Under normal conditions, the Fund concentrates its investments in 20 to 40 companies whose shares have a market value (market capitalization) profile consistent with the S&P MidCap 400 Index. (This index had a weighted average market capitalization of $4.95 billion and a median of $2.53 billion on June 30, 2002.) This Fund normally invests at least 80% of its net assets in mid cap companies.

The Fund's portfolio managers follow a growth strategy to invest in mid-cap companies that have the potential to:

..    Gain market share within their industries

..    Deliver consistently high profits to shareholders

..    Increase their corporate earnings each quarter

..    Provide solutions for current or impending problems in their respective industries or in society overall

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly a sudden decline in a holding's share price or an overall decline in the stock market. As with any stock fund, the value of your investment will fluctuate on a day-to-day basis with movements in the stock market, as well as in response to the activities of individual companies. Because the Fund is a non-diversified mutual fund that typically invests 20 to 40 companies, the value of an investment in the Fund will vary more in response to developments or changes in the market value affecting particular stocks than will an investment in a diversified mutual fund investing in a greater number of securities.

The Fund's focus on mid-cap stocks may expose shareholders to additional risks. Securities of mid-cap companies may trade less frequently and in more-limited volume than those of larger, more mature companies. As a result, mid-cap stocks-and therefore the Fund-may fluctuate significantly more in value than do larger-cap stocks and funds that focus on them.

Past Fund Performance.

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course past performance is no guarantee of future results.

                                     [CHART]

                                    Bar Chart

Mid Cap Focus Fund

 2001
------
-11.29%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                  HIGHEST            LOWEST
             ----------------   ----------------
Mid Cap
Focus Fund   (04 2001) +19.34%  (03 2001) -23.36%

The table below compares the Fund's performance with a commonly-used index for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)

                                                      SINCE FUND INCEPTION
Mid Cap Focus Fund                           1 YEAR        (10/31/00)
------------------                           ------   --------------------
   Return Before Taxes                       -11.29%        -17.66%
   Return After Taxes on Distributions/1/    -11.41%        -17.84%
   Return After Taxes on Distributions and
   Sale of Fund Shares/1/                     -6.88%        -14.16%

Comparative Returns (Reflects no deduction
   for fees, expenses or taxes.)
Russell Midcap Growth Index/2/               -20.15%              %
S&P Mid Cap 400 Index/2/                      -0.60%         -0.92%

More Recent Performance                                 1/1/02 - 9/30/02
Mid Cap Focus Fund                                          -23.23%

--------------------------------------------------------------------------------
Fund performance shown is for Class R shares of the Fund, which do not have a sales charge are not offered in this prospectus. Accordingly, the Fund's performance data do not reflect the maximum initial or deferred sales charge that could be imposed, since such charges vary based on share class, the amount of the investment, and the length of time the shares are held (see pages 27-29 for more information on sales charges). If sales charges were deducted, the returns would have been lower.
--------------------------------------------------------------------------------

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. The after-tax returns shown above are for the Class R shares of the Fund. The after-tax returns for the classes offered in this prospectus will vary.

/2/ See page 24 for a description of this index. The Fund was formerly compared with the S&P Mid Cap 400 Index. This change was effected because the Russell Midcap Growth Index represents a broader group of companies in which the Fund may invest. The Fund's strategy is to invest in mid-cap companies with growth characteristics. The Russell Midcap Growth Index measures the performance of those Russell mid-cap companies (the 800 smallest companies in the Russell 1000 Index) with higher price-to-book ratios and higher forecasted growth values. This index does not incur expenses and cannot be purchased directly by investors.

Fees and Expenses                            Class A   Class B   Class C
-----------------                            -------   -------   -------
Shareholder Fees
(fees paid directly from your investment)
Maximum Sales Charge Imposed
on Purchases (as a percentage of offering
   price)                                    5.75%/1/  None      None
Maximum Deferred Sales Charge
(as a percentage of offering price)          None/2/   5.00%/3/  1.00%/4/
Redemption Fee/5/                            None      None      None

Annual Fund Operating Expenses
(expenses that are deducted from Fund
   assets)
Management Fee                               1.00%     1.00%     1.00%
Distribution/Service (12b-1) Fee             0.25%     0.75%     0.75%
Shareholder Servicing Fee                    0.00%     0.25%     0.25%
Other Expenses                               1.25%     1.25%     1.25%
Total Annual Fund Operating Expenses         2.50%     3.25%     3.25%
Fee Reduction and/or Expense Reimbursement   1.10%     1.10%     1.10%
Net Expenses/7/                              1.40%     2.15%     2.15%

--------------------------------------------------------------------------------
Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. The Class B example reflects Class A expenses for years 9 through 10, because Class B shares automatically convert to Class A shares after eight years. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.
--------------------------------------------------------------------------------

/1/ Sales charges are reduced or eliminated for purchases of $50,000 or more. See page 27 for more detail.

/2/ A contingent deferred sales charge of 1.00% applies to certain redemptions made within 12 months following purchases of $1 million or more made without a sales charge.

/3/ Deferred sales charges are reduced after 12 months and eliminated after six years.

/4/  Deferred sales charge is eliminated after 12 months.

/5/ $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/6/ Due to the relatively low amount of assets invested in Class A, Class B and Class C shares, estimated amounts of other expenses for the current fiscal year are more representative of expected operating expenses for those share classes than expenses allocated to each of those share classes in the past fiscal year.

/7/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding Rule 12b-1 fees, front-end or contingent deferred loads, tax expenses, interest short sale dividend expenses brokerage commissions, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 1.40% for Class A shares and 2.15% for Class B and C shares. This contract has a one-year term extendable for an additional year at the end of each fiscal year.

          Assuming you redeem your shares at the end of each period   Assuming you do not redeem your shares
          ---------------------------------------------------------   --------------------------------------
                      YEAR 1   YEAR 3   YEAR 5   YEAR 10                YEAR 1   YEAR 3   YEAR 5   YEAR 10
                      ------   ------   ------   -------                ------   ------   ------   -------
Class A                $709    $1,210   $1,736    $3,170                 $709    $1,210   $1,736    $3,170
Class B                $718    $1,198   $1,703    $3,301                 $218    $  898   $1,603    $3,301
Class C                $218    $  898   $1,603    $3,474                 $218    $  898   $1,603    $3,474
-------------------------------------------------------------------   --------------------------------------

MONTGOMERY GLOBAL FOCUS FUND | MGFAX | MGFBX | MGFCX
--------------------------------------------------------------------------------
OBJECTIVE . Long-term capital appreciation

                       PORTFOLIO MANAGEMENT . Oscar Castro

Principal Strategy

Invests in a concentrated portfolio of companies in the United States and abroad.

Currently, under normal conditions, the Fund invests at least 80% of its assets by concentrating its investments in the stocks of 20 to 40 companies. In identifying investment opportunities, the Fund may select companies in the United States or in developed foreign and emerging markets. The Fund will limit its investment in any one country to no more than 40% of its assets or no more than two times the country's percentage weighting in the benchmark MSCI World Index, whichever is greater. (The MSCI World Index is described on page 24.) The Fund's investments in U.S. companies, however, are not subject to these limits.

The portfolio manager seeks well-managed companies of any size that he believes will be able to increase their corporate sales and earnings on a sustained basis. From these potential investments, the manager favors companies that he considers under- or reasonably valued relative to their long-term prospects. The portfolio manager also favors companies that he believes have a competitive advantage, offer innovative products or services and may profit from such trends as deregulation and privatization. The portfolio manager and analysts frequently travel to the countries in which the Fund invests or may invest to gain firsthand insight into the economic, political and social trends affecting investments in those countries.

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly a sudden decline in a holding's share price or an overall decline in the stock market. As with any stock fund, the value of your investment will fluctuate on a day-to-day basis with movements in the stock market, as well as in response to the activities of individual companies. Because the Fund is a non-diversified mutual fund that typically invests in 20 to 40 companies, the value of an investment in the Fund will vary more in response to developments or changes in the market value affecting particular stocks than will an investment in a diversified mutual fund investing in a greater number of securities.

Because the Fund may invest up to 30% of its assets in any one developing country, it may be exposed to additional risks. Foreign and emerging stock markets tend to be more volatile than the U.S. market due to economic and political instability and regulatory conditions. This risk is heightened in emerging markets, because of their relative economic and political immaturity and, in many instances, their dependence on only a few industries. They also tend to be less liquid and more volatile and offer less regulatory protection for investors. Also, many of the securities in which the Fund invests are denominated in foreign currencies, whose value may decline against the U.S. dollar.

Past Fund Performance.

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

                                     [CHART]

                                    Bar Chart

Global Focus Fund

 1997   1998    1999    2000     2001
-----   ----   -----   ------   ------
27.53%  9.16%  43.80%  -25.34%  -37.60%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                  HIGHEST             LOWEST
             -----------------   -----------------
Global
Focus Fund   (Q4 1999) + 30.40%  (Q3 2001) - 25.51%

The table below compares the Fund's performance with a commonly-used index for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)

                                                                         SINCE FUND INCEPTION
                                             1 YEAR        5 YEAR             (12/12/96)
                                             ------   ----------------   --------------------
Global Focus Fund
   Return Before Taxes                       -37.60%        -1.23%              1.04%
   Return After Taxes on Distributions/1/    -37.60%        -4.32%             -4.11%
   Return After Taxes on Distributions and
   Sale of Fund Shares/1/                    -22.90%        -1.17%             -1.02%
   Comparative Returns
   (Reflects no deduction for fees,
      expenses or taxes.)
   MSCI World Index/2/                       -16.52%         5.74%              7.59%/3/
   More Recent Performance                            1/1/02 - 9/30/02
   Global Focus Fund                                       -35.14%

--------------------------------------------------------------------------------
Fund performance shown is for Class A (formerly Class P) shares of the Fund. The Fund's Class A shares were issued in exchange for Class P shares on October 31, 2001. Performance results of the Class B and Class C shares are not shown because those share classes have not been open for a full calendar year. The Fund's performance data for each of those classes would differ only to the extent that each class does not have the same sales charges, fees or expenses (see pages 27-29 for more information on sales charges).
--------------------------------------------------------------------------------

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. The after-tax returns shown above are for the Class R shares of the Fund. The after-tax returns for the classes offered in this prospectus will vary.

/2/ See page 24 for a description of this index. The index does not incur expenses and cannot be purchased directly by investors.

/3/  Since 9/30/95

Fees and Expenses                                     Class A   Class B   Class C
------------------                                    -------   -------   -------
Shareholder Fees
(fees paid directly from your investment)
Maximum Sales Charge Imposed
   on Purchases (as a percentage of offering price)   5.75%/1/  None      None
Maximum Deferred Sales Charge
   (as a percentage of offering price)                None/2/   5.00%/3/  1.00%/4/
Redemption Fee/5/                                     None      None      None

Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)
Management Fee                                        1.25%     1.25%     1.25%
Distribution/Service (12b-1) Fee                      0.25%     0.75%     0.75%
Shareholder Servicing Fee                             0.00%     0.25%     0.25%
Other Expenses/6/                                     1.04%     0.75%     0.98%
Total Annual Fund Operating Expenses                  2.54%     3.00%     3.23%
Fee Reduction and/or Expense Reimbursement            0.76%     0.65%     1.14%
Net Expenses/7/                                       1.78%     2.35%     2.09%

--------------------------------------------------------------------------------
Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. The Class B example reflects Class A expenses for years 9 through 10, because Class B shares automatically convert to Class A shares after eight years. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.
--------------------------------------------------------------------------------

/1/ Sales charges are reduced or eliminated for purchases of $50,000 or more. See page 27 for more detail.

/2/ A contingent deferred sales charge of 1.00% applies to certain redemptions made within 12 months following purchases of $1 million or more made without a sales charge.

/3/ Deferred sales charges are reduced after 12 months and eliminated after six years.

/4/  Deferred sales charge is eliminated after 12 months.

/5/ $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/6/ Due to the relatively low amount of assets invested in Class B shares, estimated amounts of other expenses for the current fiscal year are more representative of expected operating expenses for Class B shares than expenses allocated to that share class in the past fiscal year.

/7/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding Rule 12b-1 fees front-end or contingent deferred loads, tax expenses, interest, short sale dividend expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 1.35% for C shares. This Class A shares and 1.60% for Class B and Class contract has a one-year term extendable for an additional year at the end of each fiscal year.

          Assuming you redeem your shares at the end of each period   Assuming you do not redeem your shares
          ---------------------------------------------------------   --------------------------------------
                      YEAR 1   YEAR 3   YEAR 5   YEAR 10                YEAR 1   YEAR 3   YEAR 5   YEAR 10
                      ------   ------   ------   -------                ------   ------   ------   -------
Class A                $745    $1,252   $1,784    $3,231                 $745    $1,252   $1,784    $3,231
Class B                $738    $1,166   $1,620    $3,164                 $238    $  866   $1,520    $3,164
Class C                $212    $  889   $1,589    $3,453                 $212    $  889   $1,589    $3,453
-------------------------------------------------------------------   --------------------------------------

MONTGOMERY EMERGING MARKETS FOCUS FUND | MFFAX | MFFBX | MFFCX
--------------------------------------------------------------------------------
OBJECTIVE . Long-term capital appreciation

                    PORTFOLIO MANAGEMENT . Josephine Jimenez

Principal Strategy

Invests in a concentrated portfolio of companies based or operating primarily in developing economies throughout the world.

Under normal conditions, the Fund concentrates its investments in 20 to 40 companies and invests at least 80% of its net assets in equity securities of no fewer than three but no more than 10 developing countries in Latin America, Asia, Europe, the Middle East and Africa. The Fund may invest up to 50% of its assets in a single emerging market.

The Fund's strategy combines in-depth financial review with on-site analysis of companies, countries and regions to identify potential investments. The portfolio manager and analysts frequently travel to the emerging markets to gain firsthand insight into the economic, political and social trends that affect investments in those countries. The Fund allocates its assets among emerging countries with stable or improving macroeconomic environments and invests in companies within those countries that the portfolio manager believes have high capital appreciation potential without excessive risks. The portfolio manager may sell stocks "short" (sell a security the Fund does not own) in an effort to partially hedge the Fund's other investments or to garner returns from insights made from research.

Principal Risks

By investing in stocks, the Fund may expose you to certain risks that could cause you to lose money, particularly a decline in a holding's share price or an overall decline in the stock market. As with any stock fund, the value of your investment will fluctuate on a day-to-day basis with movements in the stock market, as well as in response to the activities of individual companies. Because the Fund typically invests in 20 to 40 companies, the value of an investment in the Fund will vary more in response to developments or changes in the market value affecting particular stocks than will an investment in a diversified mutual fund investing in a greater number of securities.

The risks of investing in emerging markets are considerable. Emerging stock markets tend to be much more volatile than the U.S. market due to relative immaturity and occasional instability. In the past many emerging markets restricted the flow of money into or out of their stock markets, and some continue to impose restrictions on foreign investors. The economies of emerging countries may be predominantly based on only a few industries or on revenue from particular commodities or international aid. Most of the securities in which the Fund invests are denominated in foreign currencies, whose values may decline against the U.S. dollar. Because the Fund invests a larger percentage of its assets in fewer countries, the value of an investment in the Fund may be more volatile and subject to higher risks than are investments in other general emerging markets mutual funds or foreign_stock mutual funds. Also, short sales are speculative investments and will cause the Fund to lose money if the value of a security does not go down as the portfolio manager expects. See "Additional Discussion of Principal Strategies and Related Risks" on page 20.

Past Fund Performance.

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

                                     [CHART]

                                    Bar Chart

Emerging Markets Focus Fund

 1998     1999     2000     2001
------   ------   ------   ------
-20.76%  122.38%  -17.23%  -3.75%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                        HIGHEST             LOWEST
                   -----------------   -----------------
Emerging Markets
Focus Fund         (Q4 1999) + 44.29%  (Q3 2001) - 22.71%

The table below compares the Fund's performance with a commonly-used index for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns(for the periods ended December 31, 2001)

                                                                                    SINCE FUND INCEPTION
Emerging Markets Focus Fund                                                1 YEAR       (12/31/97)
                                                                           ------   --------------------
   Return Before Taxes                                                     -3.75%          8.85%
   Return After Taxes on Distributions/1/                                  -4.04%          8.37%
   Return After Taxes on Distributions and Sale of Fund Shares/1/          -2.28%          6.99%

Comparative Returns (Reflects no deduction for fees, expenses or taxes.)
   MSCI Emerging Markets Free Index/2/                                     -2.37%         -4.22%

More Recent Performance                                                               1/1/02 - 9/30/02
   Emerging Markets Focus Fund                                                           -11.34%

--------------------------------------------------------------------------------
Fund performance shown is for Class R shares of the Fund, which do not have a sales charge and are not offered in this prospectus. Results are not available for the Fund's Class A, Class B and Class C shares because those shares have not been open for a full calendar year. Accordingly, the Funds performance data do not reflect the maximum initial or deferred sales charge that could be imposed, since such charges vary based on share class, the amount of the investment, and the length of time the shares are held (see pages 27-29 for more information on sales charges). If sales charges were deducted, the returns would have been lower.
--------------------------------------------------------------------------------

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investors tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. The after-tax returns shown above are for the Class R shares of the Fund. The after-tax returns for the classes offered in this prospectus will vary.

/2/ See page 24 for a description of this index. The index does not incur expenses and cannot be purchased directly by investors.

Fees and Expenses                                  Class A   Class B   Class C
                                                   -------   -------   -------
Shareholder Fees
(fees paid directly from your investment)
Maximum Sales Charge Imposed
on Purchases (as a percentage of offering price)   5.75%/1/  None      None
Maximum Deferred Sales Charge
(as a percentage of offering price)                None/2/   5.00%/3/  1.00%/4/
Redemption Fee/5/                                  None      None      None

Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)
Management Fee                                     1.10%     1.10%     1.10%
Distribution/Service (12b-1) Fee                   0.25%     0.75%     0.75%
Shareholder Servicing Fee                          0.00%     0.25%     0.25%
Other Expenses                                     3.92%     3.28%     4.41%
Total Annual Fund Operating Expenses               5.27%     5.38%     6.51%
Fee Reduction and/or Expense Reimbursement         3.07%     3.07%     3.07%
Net Expenses/6/                                    2.20%     2.31%     3.44%

--------------------------------------------------------------------------------
Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. The Class B example reflects Class A expenses for years 9 through 10, because Class B shares automatically convert to ClassA shares after eight years. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.
--------------------------------------------------------------------------------

/1/ Sales charges are reduced or eliminated for purchases of $50,000 or more. See page 27 for more detail.

/2/ A contingent deferred sales charge of 1.00% applies to certain redemptions made within 12 months following purchases of $1 million or more made without a sales charge.

/3/ Deferred sales charges are reduced after 12 months and eliminated after six years.

/4/  Deferred sales charge is eliminated after 12 months.

/5/ $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/6/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Funds total annual operating expenses (excluding Rule 12b-1 fees, front-end or contingent deferred loads, tax expenses, interest, short sale dividend expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 1.80% for Class A shares and 2.05% for Class B and Class C shares. This contract has a one-year term extendable for an additional year at the end of each fiscal year.

          Assuming you redeem your shares at the end of each period   Assuming you do not redeem your shares
          ---------------------------------------------------------   --------------------------------------
                      YEAR 1   YEAR 3   YEAR 5   YEAR 10                YEAR 1   YEAR 3   YEAR 5   YEAR 10
                      ------   ------   ------   -------                ------   ------   ------   -------
Class A                $785     $1,804   $2,817   $5,325                 $785     $1,804   $2,817   $5,325
Class B                $734     $1,635   $2,527   $5,101                 $234     $1,335   $2,427   $5,101
Class C                $347     $1,649   $2,912   $5,908                 $347     $1,649   $2,912   $5,908
-------------------------------------------------------------------   --------------------------------------

MONTGOMERY TOTAL RETURN BOND FUND | MBFAX | MBFBX | MBFCX
--------------------------------------------------------------------------------
OBJECTIVE . Total return consisting of income and capital appreciation

           PORTFOLIO MANAGEMENT . William Stevens and Marie Chandoha

Principal Strategy

Invests in investment-grade bonds.

Under normal conditions, the Fund invests at least 80% of its net assets in a broad range of investment-grade bonds, including U.S. government securities, corporate bonds, mortgage-related securities, asset-backed securities-bonds backed by the income stream from such sources as car loans and credit-card payments-and money market securities. Investment-grade bonds are those rated within the four highest grades by rating agencies such as Standard & Poor's (at least BBB), Moody's (at least Baa) or Fitch (at least BBB). From time to time, the Fund may also invest in unrated bonds that the portfolio managers believe are comparable to investment-grade bonds.

The Fund may include bonds of any maturity, but generally the portfolio's overall effective duration ranges between four and five-and-a-half years. Effective duration is a measure of the expected change in value from changes in interest rates. Typically, a bond with a low duration means that its value is less sensitive to changes in interest rates; a bond with a high duration means that its value is more sensitive to changes in interest rates. The Fund invests in bonds that the portfolio managers believe offer attractive yields and are undervalued relative to issues of similar credit quality and interest rate sensitivity.

Principal Risks

By investing in bonds, the Fund may expose you to certain risks that could cause you to lose money. As with most bond funds, the value of shares in the Fund will fluctuate along with interest rates. When interest rates rise, a bond's market price generally declines. A fund such as this one, which invests most of its assets in bonds, will behave in largely the same way The Fund's investments in mortgage-related debt securities may expose it to prepayment risks when interest rates fall, because the portfolio managers may have to reinvest the prepayment proceeds at lower interest rates than those of its previous investments. As a result, the Fund is not appropriate for investors whose primary investment objective is absolute stability of principal. The Fund is not a money market fund.

Past Fund Performance.

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

Total Return Bond Fund

                                     [CHART]

                                   [Barchart]

1998     1999     2000    2001
----     ----     ----    ----
8.72%   -0.59%   12.06%   8.70%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                                                 HIGHEST           LOWEST
                                                 -------           ------
Total Return Bond Fund                      (Q3 2001) + 4.86%  (Q2 1999) -0.86%

The table below compares the Fund's performance with a commonly-used index for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)

                                                                                   SINCE FUND INCEPTION
Total Return Bond Fund                                                    1 YEAR       (6/30/97)
                                                                          ------   --------------------
   Return Before Taxes                                                    8.70%            7.78%
   Return After Taxes on Distributions/1/                                 5.61%            4.66%
   Return After Taxes on Distributions and Sale of Fund Shares/1/         5.26%            4.70%

Comparative Returns(Reflects no deduction for fees, expenses or taxes.)
   Lehman Brothers Aggregate Bond Index/2/                                8.44%            7.56%
More Recent Performance                                                              1/1/02 - 9/30/02
   Total Return Bond Fund                                                                  8.50%

Notes:
/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. The after-tax returns shown above are for the Class R shares of the Fund. The after-tax returns for the classes offered in this prospectus will vary.

/2/ See page 24 for a description of this index. This index does not incur expenses and cannot be purchased directly by investors.

Fund performance shown is for Class R shares of the Fund, which do not have a sales charge and are not offered in this prospectus. Results are not available for the Fund's Class A, Class B and Class C shares because those shares have not been open for a full calendar year. Accordingly, the Fund's performance data do not reflect the maximum initial or deferred sales charge that could be imposed, since such charges vary based on share class, the amount of the investment, and the length of time the shares are held (see pages 28-29 for more information on sales charges). If sales charges were deducted, the returns would have been lower.

Fees and Expenses                               Class A   Class B   Class C
                                                -------   -------   -------
Shareholder Fees
(fees paid directly from your investment)
Maximum Sales Charge Imposed on Purchases
(as a percentage of offering price)             4.50%/1/  None      None
Maximum Deferred Sales Charge
(as a percentage of offering price)             None/2/   5.00%/3/  1.00%/4/
Redemption Fee/5/                               None      None      None

Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)
Management Fee                                  0.30%     0.30%     0.30%
Distribution/Service (12b-1) Fee                0.25%     0.75%     0.75%
Shareholder Servicing Fee                       0.00%     0.25%     0.25%
Administrative Fee                              0.25%     0.25%     0.25%
Other Expenses/6/                               1.15%     0.91%     0.91%
Total Annual Fund Operating Expenses            1.95%     2.46%     2.46%
Fee Reduction and/or Expense Reimbursement      0.99%     0.75%     0.75%
Net Expenses/7/                                 0.96%     1.71%     1.71%

--------------------------------------------------------------------------------
Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. The Class B example reflects Class A expenses for years 9 through 10, because Class B shares automatically convert to Class A shares after eight years. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.
--------------------------------------------------------------------------------

/1/  Sales charges are reduced or eliminated for purchases of $50,000 or more.
     See page    for more detail.
              --

/2/ A contingent deferred sales charge of 1.00% applies to certain redemptions made within 12 months following purchases of $1 million or more made without a sales charge.

/3/ Deferred sales charges are reduced after 12 months and eliminated after six years.

/4/  Deferred sales charge is eliminated after 12 months.

/5/ $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/6/ Due to the relatively low amount of assets invested in Class B and C shares, estimated amounts of other expenses for the current fiscal year are more representative of expected operating expenses for those share classes than expenses allocated to those share classes in the past fiscal year.

/7/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding Rule 12b-1 fees, front-end or contingent deferred loads, tax expenses, interest, short sale dividend expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 0.65% for Class A shares and 0.90% for Class B and Class C shares. This contract has a one-year term extendable for an additional year at the end of each fiscal year.

          Assuming you redeem your shares at the end of each period   Assuming you do not redeem your shares
          ---------------------------------------------------------   --------------------------------------
                      YEAR 1   YEAR 3   YEAR 5   YEAR 10                YEAR 1   YEAR 3   YEAR 5   YEAR 10
                      ------   ------   ------   -------                ------   ------   ------   -------
Class A                $544     $943    $1,367    $2,546                 $544     $943    $1,367   $2,546
Class B                $585     $801    $1,044    $2,177                 $ 85     $501    $  944   $2,177
Class C                $ 97     $511    $  951    $2,174                 $ 97     $511    $  951   $2,174
-------------------------------------------------------------------   --------------------------------------

MONTGOMERY Short Duration Government Bond Fund | MSDAX | MSDBX | MSDCX
--------------------------------------------------------------------------------
OBJECTIVE . Current income consistent with capital preservation

            PORTFOLIO MANAGEMENT . Marie Chandoha and William Stevens

Principal Strategy

Invests in short-term U.S. government securities.

Under normal conditions, the Fund invests at least 80% of its net assets in U.S. government securities, which may include Treasuries in addition to bonds and notes issued by government agencies such as the Federal Home Loan Bank, the Government National Mortgage Association (GNMA or "Ginnie Mae"), the Federal National Mortgage Association (FNMA or "Fannie Mae") and the Student Loan Marketing Association (SLMA or "Sallie Mae").

The Fund may purchase bonds of any maturity, but the portfolio's dollar-weighted average maturity is less than three years. Generally, the portfolio's overall effective duration is less than that of a three-year U.S. Treasury note. Effective duration is a measure of the expected change in value from changes in interest rates. Typically, a bond with a short duration means that its value is less sensitive to changes in interest rates; a bond with a long duration means that its value is more sensitive to changes in interest rates. The Fund invests in bonds that the portfolio managers believe offer attractive yields and are undervalued relative to issues of similar credit quality and interest rate sensitivity.

Principal Risks

By investing in bonds, the Fund may expose you to certain risks that could cause you to lose money. As with most bond funds, the value of shares in the Fund will fluctuate along with interest rates. When interest rates rise, a bond's market price generally declines. A fund such as this one, which invests most of its assets in bonds, will behave in largely the same way. The Fund's investments in mortgage-related debt securities may expose it to prepayment risks when interest rates fall, because the portfolio managers may have to reinvest the prepayment proceeds at lower interest rates than those of its previous investments. As a result, the Fund is not appropriate for investors whose primary investment objective is absolute stability of principal. The Fund is not a money market fund.

Past Fund Performance.

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to Fund' year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

Short Duration Government Bond Fund

                                     [CHART]

                                    Bar Chart

1997   1998   1999   2000   2001
----   ----   ----   ----   ----
6.18%  7.48%  2.31%  7.83%  7.55%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                           HIGHEST            LOWEST
                       ---------------   ---------------
Short Duration
Government Bond Fund   (Q3 2001) +3.34%  (Q1 1997) +0.29%

The table below compares the Fund's performance with a commonly-used index for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)

                                                                                   SINCE FUND INCEPTION
Short Duration Government Bond Fund                    1 YEAR        5 YEAR              (3/11/96)
-----------------------------------                    ------   ----------------   --------------------
   Return Before Taxes .............................    7.55%         6.25%                6.26%
   Return After Taxes on Distributions/1/ ..........    4.99%         3.89%                3.90%
   Return After Taxes on Distributions and Sale of
   Fund Shares/1/ ..................................    4.57%         3.82%                3.83%

Comparative Returns
(Reflects no deduction for fees, expenses or taxes.)

Lehman Brothers Government Bond 1-3
Year Index/2/ ......................................    8.53%         6.64%                6.48%

More Recent Performance                                         1/1/02 - 9/30/02
Short Duration Government Bond Fund ................                  5.31%

--------------------------------------------------------------------------------
Fund performance shown above is for Class A (formerly Class P) shares of the Fund. The Fund's Class A shares were issued in exchange for Class P shares on May 31, 2002. Performance results of the Class B and Class C shares are not shown because those share classes have not been open for a full calendar year. The Fund's performance data for each of those classes would differ only to the extent that each class does not have the same sales charges, fees or expenses (see pages 28-29 for more information on sales charges).
--------------------------------------------------------------------------------

Notes:

/1/ After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.

/2/ See page 24 for a description of this index. This index does not incur expenses and cannot be purchased directly by investors.

Fees and Expenses                            Class A   Class B   Class C
-----------------                            -------   -------   -------

Shareholder Fees
(fees paid directly from your investment)
Maximum Sales Charge Imposed on Purchases
(as a percentage of offering                 3.00%/1/  None      None
price)
Maximum Deferred Sales Charge
(as a percentage of offering                 None/2/   5.00%/3/  1.00%/4/
price)
Redemption Fee/5/                            None      None      None

Annual Fund Operating Expenses
(expenses that are deducted from Fund
assets)
Management Fee                               0.50%     0.50%     0.50%
Distribution/Service (12b-1) Fee             0.25%     0.75%     0.75%
Shareholder Servicing Fee                    0.00%     0.25%     0.25%
Other Expenses/6/                            1.03%     0.50%     0.50%
Total Annual Fund Operating Expenses         1.78%     2.00%     2.00%
Fee Reduction and/or Expense Reimbursement   0.66%     0.35%     0.35%
Net Expenses/7/                              1.12%     1.65%     1.65%

--------------------------------------------------------------------------------
Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. The Class B example reflects Class A expenses for years 9 through 10, because Class B shares automatically convert to Class A shares after eight years. This example is for comparison purposes only. It not necessarily does represent the Fund's actual expenses or returns.
--------------------------------------------------------------------------------

/1/ Sales charges are reduced or eliminated for purchases of $50,000 or more. See page 28 for more detail.

/2/ A contingent deferred sales charge of 0.75% may apply to certain redemptions made within 18 months following purchases of $250,000 or more made without a sales charge.

/3/ Deferred sales charges are reduced after 12 months and eliminated after six years.

/4/  Deferred sales charge is eliminated after 12 months.

/5/ $10 will be deducted from redemption proceeds sent by wire or overnight courier

/6/ Due to the relatively low amount of assets invested in Class B and Class C shares, estimated amounts of other expenses for the current fiscal year are more representative of expected operating expenses for those share classes than expenses allocated to each of those share classes in the past fiscal year.

/7/ Montgomery Asset Management has contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses (excluding Rule 12b-1 fees, front-end or contingent deferred loads, tax expenses, interest, short sale dividend expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) to 0.65% for Class A shares and 0.90% for Class B and Class C shares. This contract has a one-year term extendable for an additional year at the end of each fiscal year.

          Assuming you redeem your shares at the end of each period   Assuming you do not redeem your shares
          ---------------------------------------------------------   --------------------------------------
                      YEAR 1   YEAR 3   YEAR 5   YEAR 10                YEAR 1   YEAR 3   YEAR 5   YEAR 10
                      ------   ------   ------   -------                ------   ------   ------   -------
Class A                $411     $781    $1,176    $2,279                 $411     $781    $1,176    $2,279
Class B                $668     $894    $1,145    $2,243                 $168     $594    $1,045    $2,243
Class C                $168     $594    $1,045    $2,299                 $168     $594    $1,045    $2,299
-------------------------------------------------------------------   --------------------------------------

MONTGOMERY GOVERNMENT MONEY MARKET FUND | MOAXX | MOBXX | MYCXX
--------------------------------------------------------------------------------
OBJECTIVE . Current income consistent with liquidity and capital preservation

            PORTFOLIO MANAGEMENT . William Stevens and Marie Chandoha

Principal Strategy

Invests in money market-eligible U.S. government securities (as defined by SEC Rule 2a-7).

Under normal conditions, the Fund invests at least 80% of its net assets in short-term U.S. government securities, which may include bills, notes, and bonds issued by government agencies such as the Federal Home Loan Bank, the Federal National Mortgage Association (FNMA or "Fannie Mae") and the Student Loan Marketing Association (SLMA or "Sallie Mae"), in repurchase agreements for U.S. government securities and in similar money market funds.

The Fund invests in short-term U.S. government securities that the portfolio managers believe offer attractive yields and are undervalued relative to issues of similar credit quality and interest rate sensitivity. The Fund invests in compliance with industry-standard requirements for money market funds for the quality, maturity and diversification of investments.

Principal Risks

Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund. Also, a decline in short-term interest rates would lower the Fund's yield and the return on your investment. An investment in the Fund is neither insured nor guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency.

Past Fund Performance.

The following bar chart shows the risks of investing in the Fund and how the Fund's total return has varied from year to year. All results of the Fund reflect the reinvestment of dividends and capital-gain distributions. Of course, past performance is no guarantee of future results.

Government Money Market Fund

                                     [CHART]

                                    Bar Chart

1997   1998   1999   2000   2001
----   ----   ----   ----   ----
4.89%  4.87%  4.58%  5.84%  4.22%

Highest and Lowest Quarter Returns
(for the periods shown in the bar chart)

                                    HIGHEST           LOWEST
                               ---------------   ---------------
Government Money Market Fund   (Q4 2000) +1.51%  (Q4 2001) +0.69%

The table below compares the Fund's performance with a commonly-used index for its market segment. Performance of the Fund is shown through December 31, 2001.

Average Annual Total Returns (for the periods ended December 31, 2001)

                                                                         SINCE FUND INCEPTION
                                                       1 YEAR   5 YEAR         (3/12/96)
                                                       ------   ------   --------------------
Government Money Market Fund .......................    4.22%    4.88%          4.87%
Comparative Returns
(Reflects no deduction for fees, expenses or taxes.)
Lipper U.S. Government Money Market Funds
Average Index/1/ ...................................    3.50%    4.74%          4.75%/2/

More Recent Performance                                                    1/1/02 - 9/30/02
Government Money Market Fund .......................                            1.06%

--------------------------------------------------------------------------------
Fund performance shown above is for Class A (formerly Class P) shares of the Fund. The Fund's Class A shares were issued in exchange for Class P shares on May 31, 2002. Performance results of the Class B and Class C shares are not shown because those share classes have not been open for a full calendar year. The Fund's performance data for each of those classes would differ only to the extent that each class does not have the same sales charges, fees or expenses (see pages 27-29 for more information on sales charges).
--------------------------------------------------------------------------------

Notes:

/1/ See page 24for a description of this index. This index does not incur expenses and cannot be purchased directly by investors.

/2/  Since 3/31/96.

Seven-Day Yield as of 9/30/02:0.92%. The yield quotation more closely reflects the current earnings of the Fund than the total return quotation. Call (800) 572-FUND [3863] between 6:00 a.m. and 4:00 p.m. Pacific Time for the current yield.

Fees and Expenses                            Class A   Class B   Class C
-----------------                            -------   -------   -------
Shareholder Fees
(fees paid directly from your investment)
Maximum Sales Charge Imposed
on Purchases (as a percentage of offering
price)                                       None      None      None
Maximum Deferred Sales Charge
(as a percentage of offering price)          None      5.00%/1/  1.00%/2/
Redemption Fee/3/                            None      None      None

Annual Fund Operating Expenses
(expenses that are deducted from Fund
assets)
Management Fee                               0.40%     0.40%     0.40%
Distribution/Service (12b-1) Fee             0.25%     0.75%     0.75%
Shareholder Servicing Fee                    0.00%     0.25%     0.25%
Other Expenses/4/                            0.25%     0.25%     0.25%
Total Annual Fund Operating Expenses         0.90%     1.65%     1.65%

--------------------------------------------------------------------------------
Example: This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below shows what you would pay in expenses over time, whether or not you sold your shares at the end of each period. It assumes a $10,000 initial investment, 5% total return each year and no changes in expenses. The Class B example reflects Class A expenses for years 9 through 10, because Class B shares automatically convert to Class A shares after eight years. This example is for comparison purposes only. It does not necessarily represent the Fund's actual expenses or returns.
--------------------------------------------------------------------------------

/1/ Deferred sales charges are reduced after 12 months and eliminated after six years.

/2/  Deferred sales charge is eliminated after 12 months.

/3/ $10 will be deducted from redemption proceeds sent by wire or overnight courier.

/4/ Due to the relatively low amount of assets invested in Class A, Class B and Class C shares, estimated amounts of other expenses for the current fiscal year are more representative of expected operating expenses for those share classes than expenses allocated to each of those share classes in the past fiscal year.

          Assuming you redeem your shares at the end of each period   Assuming you do not redeem your shares
          ---------------------------------------------------------   --------------------------------------
                      YEAR 1   YEAR 3   YEAR 5   YEAR 10                YEAR 1   YEAR 3   YEAR 5   YEAR 10
                      ------   ------   ------   -------                ------   ------   ------   -------
Class A                $ 87     $271     $471     $1,049                 $ 87     $271     $471     $1,049
Class B                $612     $650     $706     $1,270                 $112     $350     $606     $1,270
Class C                $112     $350     $606     $1,340                 $112     $350     $606     $1,340
-------------------------------------------------------------------   --------------------------------------

ADDITIONAL DISCUSSION OF PRINCIPAL STRATEGIES AND RELATED RISKS
--------------------------------------------------------------------------------
Global Long-Short Fund

Short Sales. When Montgomery believes that a security is overvalued, it may sell the security "short" and borrow the same security from a broker or other institution to complete the sale. If the price of the security decreases in value, the Fund may make a profit and, conversely, if the security increases in value, the Fund will incur a loss because it will have to replace the borrowed security by purchasing it at a higher price. There can be no assurance that the Fund will be able to close out the short position at any particular time or at an acceptable price. Although the Fund's gain is limited to the amount at which it sold a security short, its potential loss is not limited. A lender may request that the borrowed securities be returned on short notice; if that occurs at a time when other short sellers of the subject security are receiving similar requests, a "short squeeze" can occur. This means that the Fund might be compelled, at the most disadvantageous time, to replace borrowed securities previously sold short, with purchases on the open market at prices significantly greater than those at which the securities were sold short. Short selling also may produce higher than normal portfolio turnover and result in increased transaction costs to the Fund.

The Fund may also make short sales "against-the-box," in which it sells short securities it owns. The Fund will incur transaction costs, including interest expenses, in connection with opening, maintaining and closing short sales against-the-box, which result in a "constructive sale," requiring the Fund to recognize any taxable gain from the transaction.

Until the Fund replaces a borrowed security, it will designate sufficient U.S. government securities, other liquid debt, equity securities or cash to cover any difference between the value of the security sold short and any collateral deposited with a broker or other custodian. In addition, the value of the designated securities must be at least equal to the original value of the securities sold short. Depending on arrangements made with the broker or custodian, the Fund may not receive any payments (including interest) on collateral deposited with the broker or custodian. The Fund will not make a short sale if, immediately before the transaction, the market value of all securities sold exceeds 100% of the value of the Fund's net assets.

Borrowing/Leverage. The Fund may borrow money from banks and engage in reverse repurchase transactions for temporary or emergency purposes. The Fund may borrow from broker-dealers and other institutions to leverage a transaction, provided that the borrowing is fully collateralized. Total bank borrowings may not exceed one-third of the value of the Fund's assets. The Fund also may leverage its portfolio through margin borrowing and other techniques in an effort to increase total return. Although leverage creates an opportunity for increased income and gain, it also creates certain risks. For example, leveraging may magnify changes in the net asset values of the Fund's shares and in its portfolio yield. Although margin borrowing will be fully collateralized, the Fund's assets may change in value while the borrowing is outstanding. Leveraging creates interest expenses that can exceed the income from the assets retained.

Foreign Securities. By investing in foreign stocks, the Fund exposes shareholders to additional risks. Foreign stock markets tend to be more volatile than the U.S. market due to economic and political instability and regulatory conditions in some countries. The risks of investing in emerging markets are considerable. Emerging stock markets tend to be much more volatile than the U.S. market due to the relative immaturity, and occasional instability, of their political and economic systems. In the past many emerging markets restricted the flow of money into or out of their stock markets, and some continue to impose restrictions on foreign investors. These markets tend to be less liquid and offer less regulatory protection for investors. The economies of emerging countries may be predominately based on only a few industries or on revenue from particular commodities, international aid and other assistance. Most of the securities in which the Fund invests are denominated in foreign currencies, whose value may decline against the U.S. dollar.

Emerging Markets Focus Fund

The portfolio manager of the Fund may sell stocks "short" that it believes will decrease in value. With a short position the Fund sells a security that it has borrowed. The Fund will realize a profit or incur a loss from a short position depending on whether the value of the underlying stock increases or decreases between the time it is sold and when the Fund replaces the borrowed security. As a result, an investment in the Fund may be more volatile than investments in other mutual funds. The Fund is not appropriate for conservative investors.

There can be no assurance that the Fund will be able to close out the short position at any particular time or at an acceptable price. Although the Fund's gain is limited to the amount at which it sold a security short, its potential loss is not limited. A lender may request that the borrowed securities be returned on short notice; if that occurs at a time when other short sellers of the subject security are receiving similar requests, a "short squeeze" can occur. This means that the Fund might be compelled, at the most disadvantageous time, to replace borrowed securities previously sold short, with purchases on the open market at prices significantly greater than those at which the securities were sold short. Short selling may also produce higher than normal portfolio turnover and result in increased transaction costs to the Fund.

The Fund may also make short sales "against-the-box," in which it sells short securities that it owns. The Fund will incur transaction costs when opening, maintaining and closing short sales against-the-box, that result in a "constructive sale," requiring the Fund to recognize any taxable gain from the transaction.

Until the Fund replaces a borrowed security, it will designate sufficient
U.S. government securities and other liquid debt and equity securities to cover any difference between the value of the security sold short and any collateral deposited with a broker or other custodian. In addition, the value of the designated securities must be at least equal to the original value of the securities sold short. Depending on arrangements made with the broker or custodian, the Fund may not receive any payments (including interest) on collateral deposited with the broker or custodian. The Fund will not make a short sale if, immediately before the transaction, the market value of all securities sold exceeds 100% of the value of the Fund's net assets.

Defensive Investments

At the discretion of its portfolio manager(s), each Montgomery Fund may invest up to 100% of its assets in cash for temporary defensive purposes. No Fund is required or expected to take such a defensive posture. But, if used, such an unlikely stance may help a Fund minimize or avoid losses during adverse market, economic or political conditions. During such a period, a Fund may not achieve its investment objective. For example, should the market advance during this period, a Fund may not participate as much as it would have if it had been more fully invested.

Portfolio Turnover

The Funds' portfolio managers will sell a security when they believe it is appropriate to do so, regardless of how long a Fund has owned that security. Buying and selling securities generally involves some expense to a Fund, such as commission paid to brokers and other transaction costs. By selling a security, a Fund may realize taxable capital gains that it will subsequently distribute to shareholders. Generally speaking, the higher a Fund's annual portfolio turnover, the greater its brokerage costs and the greater the likelihood that it will realize taxable capital gains. Increased brokerage costs may adversely affect a Fund's performance. Also, unless you are a tax-exempt investor or you purchase shares through a tax-deferred account, the distribution of capital gains may affect your after-tax return. Annual portfolio turnover of 100% or more is considered high. The following Montgomery Funds will typically have annual turnover in excess of that rate because of their portfolio managers' investment styles: Global Long-Short, Emerging Markets, U.S.Focus, Mid Cap Focus, Global Focus, Total Return Bond, Short Duration Government Bond and Emerging Markets Focus Funds. See "Financial Highlights," beginning on page 34, for each Fund's historical portfolio turnover.

MANAGEMENT OF THE FUNDS
--------------------------------------------------------------------------------
Investment Manager

The investment manager of The Montgomery Funds is Montgomery Asset Management, LLC. Founded in 1990, Montgomery Asset Management is a subsidiary of Commerzbank AG, one of the largest publicly held commercial banks in Germany. As of September 30, 2002, Montgomery Asset Management managed approximately $5.7 billion in assets, including approximately $1.6 billion on behalf of investors in The Montgomery Funds. Montgomery Asset Management is based at 101 California Street, San Francisco, California, 94111. Montgomery Partners is a division of Montgomery Asset Management, LLC.

The table below shows the contractual management fee rate and the aggregate management fee rate actually paid to Montgomery Asset Management over the past fiscal year for each Fund. The aggregate management fee rates shown may vary from year to year, depending on actual expenses. Actual fee rates may be higher or lower than contractual rates to the extent Montgomery recoups or defers fees during the fiscal year.

                                                               Aggregate
                                                             Management Fee
                                           Contractual     Including Effect of
                                         Management Fees      Fees Reduced
Montgomery Funds                           (annual rate)      (annual rate)
----------------                         ---------------   -------------------
Alternative Fund
   Global Long-Short Fund                     1.50%               1.50%
Specialty Fund
   Emerging Markets Fund                      1.25%               1.93%
Focus Funds
   U.S. Focus Fund                            1.00%               1.00%
   Mid Cap Focus Fund                         1.00%               1.00%
   Global Focus Fund                          1.25%               1.91%
   Emerging Markets Focus Fund                1.10%               1.10%
Fixed-Income and Money Market Funds
   Total Return Bond Fund                     0.30%               0.83%
   Short Duration Government Bond Fund        0.50%               0.80%
   Government Money Market Fund               0.40%               0.32%

Portfolio Managers

     Oscar Castro, CFA

     .    Montgomery Global Focus Fund

               . Senior Portfolio Manager. Mr. Castro has co-managed the Global Focus Fund since 2000. Prior to joining Montgomery in 1993, Mr. Castro was vice president and portfolio manager at G.T. Capital Management, where he helped launch and manage mutual funds specializing in global telecommunications and Latin America. Prior to that he was a founder and co-manager of the Common Goal World Fund, a global equity partnership. Mr. Castro holds an M.B.A. degree in Finance from Drexel University in Pennsylvania and a B.S. degree in Chemical Engineering from Simon Bolivar University in Venezuela.

     Maree Chandoha

     . Montgomery Total Return Bond, Short Duration Government Bond and Government Money Market Funds

               . Portfolio Manager. Ms. Chandoha joined Montgomery in 1999 as portfolio manager of the Montgomery Total Return Bond Fund. She began her investment career in 1983. From 1996 to 1999, she was chief bond strategist at Goldman Sachs, where she advised institutional clients on optimal asset allocation strategies in the U.S. bond market. From 1994 to 1996, she was managing director of global fixed-income and economics research at Credit Suisse First Boston, where she managed the global bond and economics research department. Ms. Chandoha is a Phi Beta Kappa graduate of Harvard University, with a B.A. degree in Economics.

     Frank Chiang

     .    Montgomery Emerging Markets Fund

               . Portfolio Manager. Mr. Chiang joined Montgomery in 1996, co-managing the Montgomery Emerging Markets Fund. From 1993 to 1996, he was with TCW Asia Ltd., Hong Kong, where he was a managing director and portfolio manager responsible for TCW's Asian equity strategy. Prior to that he was associate director and portfolio manager for Wardley Investment Services, Hong Kong, where he created and managed three dedicated China funds. Mr.Chiang has a B.S. degree in Physics and Mathematics from McGill University in Montreal, Canada, and an M.B.A. degree in Finance from New York University. He is fluent in three Chinese dialects:
                    Mandarin, Shanghainese and Cantonese.

     Josephine Jimenez, CFA

     .    Montgomery Emerging Markets and Emerging Markets Focus Funds

               . Senior Portfolio Manager. Ms. Jimenez joined Montgomery in 1991 to launch the firm's emerging markets discipline and has managed the Montgomery Emerging Markets Fund since it launched in 1992. She has managed the Montgomery Emerging Markets Focus Fund since its inception in 1997. Prior to joining Montgomery, Ms. Jimenez was a portfolio manager at Emerging Markets Investors Corporation. From 1981 through 1988, she analyzed U.S. equity securities, first at Massachusetts Mutual Life Insurance Company, then at Shawmut Corporation. She received an M.S. degree from the Massachusetts Institute of Technology and a B.S. degree from New York University.

     Chetan Joglekar

     .    Montgomery Global Long-Short Fund

               . Portfolio Manager. Mr. Joglekar joined Montgomery in 1997 as a senior trader responsible for the Asian and European markets. He has been involved in executing long and short trades for the Montgomery Global Long-Short Fund since its inception and has been managing the Fund since 2000. From 1995 to 1997, he was the chief trader at Janhavi Securities PVT Ltd., a brokerage house based in India. Mr. Joglekar holds a Bachelor of Engineering degree with a concentration in Mechanical Engineering from the University of Pune in India.

     Jerome "Cam" Philpott, CFA

     .    Montgomery Mid Cap Focus Fund

               . Portfolio Manager. Mr. Philpott joined Montgomery in 1991 as an analyst for the Small Cap Equity team. He has co-managed the Montgomery Mid Cap Focus Fund since its inception in 2000. Prior to Montgomery, Mr. Philpott served as a securities analyst with Boettcher & Company, where he focused on the consumer and telecommunications industries. Prior to that he worked as a general securities analyst at Berger Associates, Inc., an investment management firm. Mr. Philpott holds an M.B.A. degree from the Darden School at the University of Virginia and a B.A. degree in Economics from Washington and Lee University.

     Andrew Pratt, CFA

     .    Montgomery U.S. Focus Fund

               . Portfolio Manager. Mr. Pratt joined Montgomery in 1993 as part of the Growth Equity team. In 2000 he became portfolio manager of the Montgomery U.S. Focus Fund. In addition, he has been managing U.S. equity portfolios for institutional clients. Prior to joining Montgomery, Mr. Pratt was with Hewlett-Packard as an equity analyst covering a variety of industry groups. While at HP he also managed a portfolio of small-cap technology companies and researched private placement and venture capital investments. Mr. Pratt holds a B.B.A. degree from the University of Wisconsin and an M.S. degree in Finance from Boston College.

     Charles I. Reed, CFA

     .    Montgomery Mid Cap Focus Fund

               . Portfolio Manager. Mr. Reed joined Montgomery in 1997 as an analyst for the Small Cap Equity team. He has co-managed the Montgomery Mid Cap Focus Fund since 2000. From 1995 to 1997, he was an equity analyst for Berger Associates, Inc., where he conducted research on publicly traded companies, performed fundamental analysis of data networking companies, and developed and maintained financial models on companies within the financial telecommunications and temporary staffing industries. From 1992 to 1995, Mr. Reed worked as a project manager for Lipper Analytical Services, Inc., performing mutual fund analysis on performance and expenses. He received a B.S. degree in Finance from Colorado State University and an M.S. degree in Finance with an emphasis in Financial Analysis from the University of Colorado.

     William Stevens

     . Montgomery Total Return Bond, Short Duration Government Bond and Government Money Market Funds

               . Senior Portfolio Manager. Mr. Stevens began his investment career in 1984 and has directed Montgomery's U.S. Fixed-Income team since joining the firm in 1992, managing all Montgomery Fixed-Income Funds since their inceptions. Mr. Stevens also serves as Montgomery's president and chief investment officer. Prior to Montgomery he was responsible for starting the collateralized mortgage obligation and asset-backed securities trading department at Barclays de Zoete Wedd Securities. Previously, he headed the structured product department at Drexel Burnham Lambert, which included both origination and trading. Mr. Stevens has an M.B.A. degree from the Harvard Business School and is a Phi Beta Kappa graduate of Wesleyan University.

CFA(R) and Chartered Financial Analyst(R) are trademarks of the Association for Investment Management and Research.

Our Partners

As a Montgomery shareholder, you may see the names of our partners on a regular basis. We all work together to ensure that your investments are handled accurately and efficiently.

..    Funds Distributor, Inc., located in New York City and Boston, distributes
     The Montgomery Funds.

..    DST Systems, Inc., located in Kansas City, Missouri, is the Funds' Master
     Transfer Agent, and performs certain recordkeeping and accounting functions for the Funds.

..    State Street Bank and Trust Company, also located in Kansas City, Missouri, assists DST Systems, Inc., with certain recordkeeping and accounting functions for the Funds.

..    J.P. Morgan Investor Services Co., located in Boston, Massachusetts, assists Montgomery Asset Management, LLC in providing administrative services for the Funds and acts as the Funds' accountant.

..    J.P. Morgan Chase Bank, located in New York City, acts as the Funds'
     custodian.

Additional Benchmark Information

..    The Lehman Brothers Aggregate Bond Index represents securities that are
     U.S. domestic, taxable and dollar denominated. The index covers the U.S. investment grade fixed-rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and asset-backed securities These major sectors are subdivided into more-specific indices that are calculated and reported on a regular basis.

..    The Morgan Stanley Capital International (MSCI) All-Country World Free
     Index is a capitalization-weighted index composed of securities listed on the stock exchanges of more than 45 developed and emerging countries, including the United States.

..    The 50% Salomon Smith Barney Three-Month U.S. Treasury Bill (T-Bill) Index
     and 50% MSCI All-Country World Free Index is a blended index of two published indices derived and maintained by Montgomery Asset Management, LLC. It is calculated by taking 50% of the one-month total return for the Salomon Smith Barney Three-Month U.S. Treasury Bill Index and adding 50% of the one-month total return for the MSCI All-Country World Free Index. The sum value of this calculation derives the return for the index. The index is rebalanced monthly.

..    The MSCI Emerging Markets Free Index is an unmanaged,
     capitalization-weighted composite index that covers individual securities within the equity markets of approximately 25 emerging markets countries.

..    The MSCI World Index measures the performance of selected stocks in 22 developed countries. The index is presented net of dividend withholding taxes.

..    The Standard & Poor's (S&P) 500 Index covers 500 industrial, utility, transportation and financial companies of the U.S. markets. It is a capitalization-weighted index calculated on a total return basis with dividends reinvested.

..    The S&P MidCap 400 Index is an unmanaged, broad-based composite index that measures the performance of 400 mid-sized companies (with market capitalizations between $189 million and $23 billion) in the U.S. market.

..    The Lipper U.S. Government Money Market Fund Average Index is an equally weighted index composed of 30 funds that intend to keep a constant net asset value and that invest principally in financial instruments guaranteed by the U.S. government, its agencies, or its instrumentalities, with dollar-weighted average maturities of less than 90 days.

..    The Lehman Brothers Government Bond 1-3 Year Index is composed of the
     Treasury Bond and Agency Bond Indices, the 1-3 year Government Index and the 20+ Treasury Index.

..    The Salomon Smith Barney Three-Month U.S. T-Bill Index measures monthly return equivalents of yield averages that are not marked to market. The index consists of the average of the last three-month T-bill issues. Returns for this index are calculated on a monthly basis only.

INVESTMENT OPTIONS
--------------------------------------------------------------------------------
The class of shares that is best for you depends on a number of factors, including the amount and the intended length of your investment. The following summarizes key information about each class, including its various expenses, to help you make your investment decision. More extensive information about the Funds' multiple class arrangements can be found beginning on page 27.

Share Marketing Plan ("Rule 12b-1 Plan")

..    The Funds have adopted a plan under Rule 12b-1 that allows each Fund to pay distribution fees for the sale and distribution of its shares. Because these fees are paid out of each Fund's assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

..    Class A shares are subject to annualized Rule 12b-1 fees of 0.25% which are lower than the annualized Rule 12b-1 fees of 0.75% for Class B and Class C shareholders. As a result, Class A shareholders generally pay lower annual expenses and receive higher dividends than do Class B or Class C shareholders.

Sales Charges on Class A Shares

Class A Shares - Excluding Short Duration Government Bond Fund and Government Money Market Fund

..    You pay an initial sales charge when you buy Class A shares:5.75% for equity funds and 4.50% for fixed-income funds. The sales charge is deducted from your investment, so not all of your purchase payment is invested.

..    You may be eligible for a reduction or a complete waiver of the initial sales charge under a number of circumstances, including purchases of $50,000 and more, and rights of accumulation.

..    Because Class A shares are subject to lower Rule12b-1 fees, Class A shareholders generally pay lower annual expenses and receive higher dividends than do Class B or Class C shareholders.

..    You normally pay no contingent deferred sales charge ("CDSC") when you redeem Class A shares, although you may pay a 1.00% CDSC if your purchase was made without a sales charge and you redeem the shares during the first 12 months after your initial purchase.

Class A Shares - Short Duration Government Bond Fund

..    You pay an initial sales charge of 3.00% when you buy Class A shares of the
     Fund. The sales charge is deducted from your investment, so not all of your purchase payment is invested.

..    You may be eligible for a reduction or a complete waiver of the initial sales charge under a number of circumstances, including purchases of $50,000 and more, and rights of accumulation.

..    Because Class A shares are subject to lower Rule12b-1 fees, Class A shareholders generally pay lower annual expenses and receive higher dividends than do Class B or Class C shareholders.

..    You normally pay no CDSC when you redeem Class A shares, although you may pay a 0.75% CDSC if your purchase was made without a sales charge and you redeem the shares during the first 18 months after your initial purchase.

Class A Shares - Government Money Market Fund

..    You do not pay an initial sales charge when you buy Class A shares of the
     Fund. The full amount of your purchase payment is invested initially.

..    Because Class A shares are subject to lower Rule12b-1 fees, Class A shareholders generally pay lower annual expenses and receive higher dividends than do Class B or Class C shareholders.

BUYING, SELLING AND EXCHANGING SHARES
--------------------------------------------------------------------------------
Purchasing Shares

You may purchase and sell shares through securities brokers, registered investment advisers, benefit plan administrators or their subagents. You should contact them directly for information regarding how to purchase or redeem shares through them. They may have higher minimum investment requirements and may charge you service or transaction fees. If you purchase or redeem shares through them, you will receive the net asset value (NAV) calculated after receipt of the order by them (generally, 12 noon Eastern Time for the Government Money Market Fund and 4:00 p.m. Eastern Time for all other Funds) on any day the New York Stock Exchange (NYSE) is open for trading. If your order is received by them after that time, it will be purchased or redeemed at the next-calculated NAV. Brokers, registered investment advisers and benefit plan administrators who perform shareholder servicing for the Fund may receive fees from the Funds or Montgomery for providing those services. Montgomery does not accept the following forms of investment: cash, checks drawn on foreign banks, credit card checks, starter checks, money orders or traveler's checks.

The minimum initial investment and required minimum account balance for any Montgomery Fund is $2,500. The minimum subsequent investment is $100. With the exception of retirement accounts (IRAs), Fund accounts with a balance of less than $2,500 will be assessed a $10 account maintenance fee. This fee is waived for shareholders enrolled in the Electronic Delivery program.

Exchanging Shares

You may exchange Class A, B and C shares in one Fund for Class A, B and C shares of another Montgomery Fund, in accounts with the same registration, Taxpayer Identification Number (TIN) and address. Applicable minimums apply to exchanges as well as to purchases. Note that an exchange is treated as a sale and may result in a realized gain or loss for tax purposes. Additionally, you may be subject to a CDSC under certain conditions.

We will process your exchange order at the next-calculated NAV. This means that if your exchange order is received after 4:00 p.m. Eastern Time on a particular day, it will be processed at the NAV calculated on the next trading day. However, solely for the Government Money Market Fund, if your exchange order is received after 12 noon Eastern Time on a particular day, it will be processed at the NAV calculated on the next trading day.

You may exchange shares only in those Funds that are qualified for sale in your state and that are offered in this prospectus. You may not exchange shares in one Fund for shares of another that is currently closed to new investors unless you are already a shareholder in the closed Fund.

Because excessive exchanges can harm a Fund's performance, we reserve the right to terminate your exchange privileges if you make more than four exchanges out of any one Fund during a 12-month period. We may also refuse an exchange into a Fund from which you have sold shares within the previous 90 days (accounts under common control and accounts having the same TIN will be counted together).

We may restrict or refuse your exchanges if we receive, or anticipate receiving, simultaneous orders affecting a large portion of a Fund's assets or if we detect a pattern of exchanges that suggests a market-timing strategy.

We reserve the right to refuse exchanges into a Fund by any person or group if, in our judgment, the Fund would be unable to effectively invest the money in accordance with its investment objective and policies or might be adversely affected in other ways.

Selling Shares

You may sell some or all of your Fund shares on days that the NYSE is open for trading. Note that a redemption is treated as a sale and may result in a realized gain or loss for tax purposes.

Your shares will be sold at the next NAV we calculate for the Fund after receiving your order. We will promptly pay the proceeds to you, normally within three business days of receiving your order and all necessary documents (including a written redemption order with the appropriate signature guarantee). We will mail or wire you the proceeds, depending on your instructions. Redemption proceeds from shares purchased by check or bank transfer may be delayed up to 15 calendar days to allow the check or transfer to clear. Within this 15-day period, you may choose to exchange your investment into the Montgomery Government Money Market Fund. Aside from any applicable redemption fees or CDSCs we also charge the following fees:

..    For share sale proceeds transferred by wire, a $10 wire transfer fee will be deducted directly from the proceeds.

..    For redemption checks requested by overnight courier, a $10 fee will be deducted directly from the redemption proceeds.

In accordance with SEC rules, we reserve the right to suspend redemptions under extraordinary circumstances.

OTHER ACCOUNT INFORMATION
--------------------------------------------------------------------------------
How Fund Shares Are Priced

How and when we calculate the Funds' price or NAV determines the price at which you will buy or sell shares. We calculate a Fund's NAV by dividing the total net value of its assets by the number of outstanding shares. We base the value of the Funds' investments on their market value, usually the last price reported for each security before the close of market that day. A market price may not be available for securities that trade infrequently. Occasionally, an event that affects a security's value may occur after the market closes. This is more likely to happen with foreign securities traded in foreign markets that have different time zones than in the United States. Major developments affecting the prices of those securities may occur after the foreign markets in which such securities trade have closed, but before the Fund calculates its NAV. In this case, Montgomery, subject to the supervision of the Funds' Board of Trustees or Pricing Committee, will make a good-faith estimate of the security's "fair value," which may be higher or lower than the security's closing price in its relevant market.

We calculate the NAV of each Fund (except the Government Money Market Fund) after the close of trading on the NYSE every day the NYSE is open, except for bank holidays. We do not calculate NAVs on days on which the NYSE is closed for trading. The Funds may, but do not expect to, determine the NAVs of their shares on any day the NYSE is not open for trading if there is sufficient trading in their portfolio securities on such days. If we receive your order by the close of trading on the NYSE, you can purchase shares at the price calculated for that day. The NYSE usually closes at 4:00 p.m. Eastern Time on weekdays, except for holidays. If your order is received after the NYSE has closed, your shares will be priced at the next NAV we determine after receipt of your order.

Government Money Market Fund. The NAV of the Government Money Market Fund is determined at 12 noon Eastern Time on every day the NYSE is open, except for bank holidays. If we receive your order by that time, your shares will be priced at the NAV calculated at noon that day. If we receive your order after 12 noon Eastern Time, you will pay the next price we determine after receiving your order. Also, only those orders received by 12 noon Eastern Time will be eligible to accrue any dividend paid for the day of investment.

Bank Holidays. On bank holidays we will not calculate the price of the Fixed-Income and Money Market Funds, even if the NYSE is open that day. Shares in these Funds will be sold at the next NAV we determine after receipt of your order. More details about how we calculate the Funds' NAVs are provided in the Statement of Additional Information.

Foreign Funds. Several of our Funds invest in securities denominated in foreign currencies and traded on foreign exchanges. To determine their value, we convert their foreign-currency price into U.S. dollars by using the exchange rate last quoted by a major bank. Exchange rates fluctuate frequently and may affect the U.S. dollar value of foreign-denominated securities, even if their market price does not change. In addition, some foreign exchanges are open for trading when the U.S. market is closed. As a result, a Fund's foreign securities-and its price-may fluctuate during periods when you can't buy, sell or exchange shares in the Fund.

Sales Charges

Class A Shares - Government Money Market Fund. There is no initial sales charge on Class A shares of the Fund.

Class A Shares (excluding Government Money Market Fund). Part of the front-end sales charge is paid directly to the selling broker-dealer (the "dealer reallowance"). The remainder is retained by the Distributor and may be used either to promote the sale of the Funds or to compensate the Distributor for its efforts to sell the Funds.

Alternative, Specialty and Focus Funds
                                                Sales Charge        Sales Charge      Dealer Reallowance
                                              as a Percentage     as a Percentage     as a Percentage of
Your Investment                              of Offering Price   of Your Investment     Offering Price
---------------                              -----------------   ------------------   ------------------
Less than $50,000                                 5.75%                6.10%               5.00%
$50,000 or more, but less than $100,000           4.50%                4.71%               4.00%
$100,000 or more, but less than $250,000          3.50%                3.63%               3.00%
$250,000 or more, but less than $500,000          2.50%                2.56%               2.25%
$500,000 or more, but less than $1,000,000        2.00%                2.04%               1.75%
$1,000,000 or more                                0.00%/1/             0.00%/1/            0.00%/1/

/1/ The dealer reallowance, as a percentage of offering price, is as follows:1.00% on purchases between $1 million and $2 million; plus 0.80% on the amount between $2 million and $3 million; plus 0.50% on the amount between $3 million and $50 million; plus 0.25% on the amount exceeding $50 million; plus 0.25% of the amount exceeding $100 million. Class A shares that (i) were not purchased through certain fee-based programs or (ii) were not subject to an initial sales charge or a CDSC will be subject to a redemption fee of 1.00% on amounts redeemed within the first year of purchase.

Total Return Bond Fund

                                                Sales Charge        Sales Charge      Dealer Reallowance
                                              as a Percentage     as a Percentage     as a Percentage of
Your Investment                              of Offering Price   of Your Investment     Offering Price
---------------                              -----------------   ------------------   ------------------
Less than $50,000                                 4.50%                4.71%               4.00%
$50,000 or more, but less than $100,000           4.00%                4.17%               3.50%
$100,000 or more, but less than $250,000          3.50%                3.62%               3.00%
$250,000 or more, but less than $500,000          2.50%                2.56%               2.25%
$500,000 or more, but less than $1,000,000        2.00%                2.00%               1.75%
$1,000,000 or more                                0.00%/1/             0.00%/1/            0.00%/1/

/1/ The dealer reallowance, as a percentage of offering price, is as follows:1.00% on purchases between $1 million and $2 million; plus 0.80% on the amount between $2 million and $3 million; plus 0.50% on the amount between $3 million and $50 million; plus 0.25% on the amount exceeding $50 million; plus 0.25% of the amount exceeding $100 million. Class A shares that (i) were not purchased through certain fee-based programs or (ii) were not subject to an initial sales charge or a CDSC will be subject to a redemption fee of 1.00% on amounts redeemed within the first year of purchase.

Short Duration Government Bond Fund

                                                Sales Charge        Sales Charge      Dealer Reallowance
                                              as a Percentage     as a Percentage     as a Percentage of
Your Investment                              of Offering Price   of Your Investment     Offering Price
---------------                              -----------------   ------------------   ------------------
Less than $50,000                                 3.00%                3.09%               2.50%
$50,000 or more, but less than $100,000           2.00%                2.04%               1.75%
$100,000 or more, but less than $250,000          1.00%                1.01%               0.90%
$250,000 or more/1/                               0.00%/2/             0.00%/2/            0.35%

/1/ Other payment methods are available to Broker-Dealer's see the SAI for more information.

/2/ As shown, investors that purchase $250,000 or more of the Fund's Class A shares will not pay any initial sales charge on the purchase. However, certain purchasers of $250,000 or more of Class A shares may be subject to a contingent deferred sales charge of 0.75% if the shares are redeemed during the first 18 months after their purchase. See "Class A Shares - Short Duration Government Bond Fund" on page 25.

There are several ways you can combine multiple purchases of all shares (excluding Government Money Market Fund) to take advantage of the breakpoints in the sales charge schedule. These can be combined in any manner:

..    Accumulation privilege--lets you add the value of shares of any Class A shares you and your immediate family already own to the amount of your next investment for purposes of calculating sales charges.

..    Letter of intent--lets you purchase Class A shares over a 13-month period and receive the same sales charge as though all shares had been purchased at once. See the New Account application and the Statement of Additional Information for terms and conditions.

..    Combination privilege--lets you combine purchases of Class A shares of multiple Montgomery Funds for the purpose of reducing the sales charge.

Contact your financial consultant or Montgomery to add these privileges to an existing account.

Class B Shares. Class B shares are offered at their net asset value per share, without any initial sales charge, but are subject to a CDSC if redeemed within six years of purchase (a "back-end load"). The Distributor pays the selling broker-dealer a 4.00% commission at the time of sale. There is no CDSC imposed on shares acquired through reinvestment of dividends or capital gains.

Years Since Purchase Payment Was Made   Percentage of Contingent Deferred Sales Charge
-------------------------------------   ----------------------------------------------
First                                                      5.00%
Second                                                     4.00%
Third                                                      3.00%
Fourth                                                     3.00%
Fifth                                                      2.00%
Sixth                                                      1.00%
Seventh                                                    0.00%/1/

/1/  After the eighth year, Class B shares convert into Class A shares.

Class C Shares. Class C shares are offered at their net asset value per share without any initial sales charge. Class C shares, however, are subject to a CDSC if they are redeemed within one year of purchase. The Distributor may pay the selling broker-dealer up to a 1.00% commission at the time of sale. Shareholders who redeem Class C shares within one year of purchase will be charged a CDSC of 1.00% of shares redeemed. There is no CDSC imposed on Class C shares acquired through reinvestment of dividends or capital gains.

Class B and Class C Shares. A CDSC will be imposed on the lesser of the then current market value or the purchase payments of the redeemed shares at the time of the redemption. CDSC calculations are based on the specific shares involved, not on the value of the account. To keep your CDSC as low as possible, each time you place a request to sell shares we will first sell any shares in your account that are not subject to a CDSC. If there are not enough of these shares to meet your request, we will sell your shares on a first-in, first-out basis. Your financial consultant or institution may elect to waive some or all of the payment, thereby reducing or eliminating the otherwise applicable CDSC.

In general, the CDSC may be waived on shares you sell for the following reasons:

..    Redemptions made within one year after death or post-purchase disability of last surviving shareholder

..    Systematic withdrawal plan payments of up to an annual amount of 12% of account value on per-fund basis at the time the withdrawal plan is established; excess withdrawals are subject to the CDSC

..    Redemptions at age 70 1/2 from retirement plans and other employee benefit plans

..    Disability payment of death benefits or minimum required distributions starting at age 70 1/2 from Traditional IRAs, Roth IRAs and Rollover IRAs

..    Shares acquired through reinvestment of dividends or capital gains

To use any of these waivers, contact your financial consultant or Montgomery.

Reinstatement Privilege. If you sell shares of a Fund, you may invest some or all of the proceeds in the same Fund within 90 days without a sales charge. If you paid a CDSC when you sold your shares, you will be allowed to invest in Class A shares with the front-end sales charge waived. All accounts involved must have the same registration.

To use this privilege, contact your financial consultant or Montgomery.

Net Asset Value Purchases. Class A shares may be sold at net asset value to:

..    Current or retired directors, trustees, partners, officers and employees of the Trust, the Distributor, the Transfer Agent, the Manager and its members, certain family members of the above persons, and trusts or plans primarily for such persons or their family members

..    Current or retired registered representatives or full-time employees and their spouses and minor children and plans of brokerdealers or other institutions that have selling agreements with the Distributor

..    Trustees or other fiduciaries purchasing shares for certain retirement plans of organizations with 50 or more eligible employees

..    Investment advisers, financial planners and certain financial institutions that place trades for their own accounts or the accounts of their clients either individually or through a master account and who charge a management, consulting or other fee for their services

..    Employer-sponsored benefit plans in connection with purchases of Class A shares made as a result of participant-directed exchanges between options in such plan

..    "Wrap accounts" for the benefit of clients of broker-dealers, financial institutions or financial planners having sales or service agreements with the Distributor or another broker-dealer or financial institution with respect to sales of Class A shares

..    Such other persons as are determined by the Manager to have acquired shares under circumstances not involving any sales expense

Shareholder Servicing Plan. Each Fund has adopted a Shareholder Servicing Plan, under which the Fund pays Montgomery or its Distributor a shareholder servicing fee at an annual rate of up to 0.25% of the Fund's average daily net assets. The fee is intended to reimburse the recipient for providing or arranging for services to shareholders. The fee may also be used to pay certain brokers, transfer agents and other financial intermediaries for providing shareholder services.

Rule 12b-1 Plan. Each Fund has adopted a Rule 12b-1 Plan for its Class A, Class B and Class C shares. Under the Rule 12b-1 Plan, each Fund will pay distribution fees to the Distributor at an annual rate of 0.25% of each Fund's aggregate average daily net assets attributable to its Class A shares and 0.75% of each Fund's aggregate average daily net assets attributable to its Class B and Class C shares to reimburse the Distributor for its distribution costs with respect to such classes. Because the Rule 12b-1 fees are paid out of each Fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. A portion of the Rule 12b-1 fees may also be used to pay brokers and other financial intermediaries for providing distribution services.

Minimum Account Balances. Due to the cost of maintaining small accounts, we require a minimum Fund account balance of $2,500, with the exception of retirement accounts (IRAs). If your Fund account balance falls below that amount for any reason, we may ask you to add to your account. If your Fund account balance is not brought up to the minimum or you do not send us other instructions, we may either redeem your shares and send you the proceeds or we may charge you an annual maintenance fee of $10. The fee is payable to the Fund and is designed to offset in part the relatively higher costs of servicing small accounts. The Fund reserves the right to waive the fee. We believe that this policy is in the best interests of all our shareholders.

Expense Limitations. The Manager may reduce its management fees and absorb expenses to maintain total operating expenses (excluding Rule 12b-1 fees, front-end or contingent deferred loads, taxes, interest, short sale dividend expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation) for each share class below its previously set operating expense limit. The Investment Management Agreement allows the Manager three fiscal years to recover amounts previously reduced or absorbed, provided the Fund remains within the applicable expense limitation for the fiscal year. The Manager may not request or receive reimbursement of such amount before payment of the Fund's operating expenses for the current year.

In-Kind Redemptions. When in the judgment of the Manager it is consistent with the best interests of a Fund, an investor may redeem shares of the Fund and receive securities from the Fund selected by the Manager at its sole discretion, provided that such redemption is not expected to affect the Fund's ability to attain its investment objective or otherwise materially affect its operations. For the purposes of redemptions in-kind, the redeemed securities shall be valued at the identical time and in the identical manner as the other portfolio securities for purposes of calculating the net asset value of the Fund's shares.

Telephone Transactions

By buying or selling shares over the phone, you agree to reimburse the Funds for any expenses or losses incurred in connection with transfers of money from your account. This includes any losses or expenses caused by your bank's failure to honor your debit or act in accordance with your instructions. If your bank makes erroneous payments or fails to make payment after you buy shares, we may cancel the purchase and immediately terminate your telephone transaction privileges.

The shares you purchase over the phone will be priced at the first NAV we determine after receiving your request. You will not actually own the shares, however, until we receive your payment in full. If we do not receive your payment within three business days of your request, we will cancel your purchase. You may be responsible for any losses incurred by a Fund as a result.

Please note that we cannot be held liable for following instructions that we reasonably believe to be genuine. We use the following safeguards to ensure that the instructions we receive are accurate and authentic:

..    Recording certain calls

..    Requiring an authorization number or other personal information not likely to be known by others

..    Sending a transaction confirmation to the investor

The Funds and our Transfer Agent may be held liable for any losses due to unauthorized or fraudulent telephone transactions only if we have not followed these reasonable procedures.

An interruption in transmissions over the Internet generally, or a problem in the transmission of www.montgomeryfunds.com in particular, could result in a delay or interruption in your ability to access our Web site, to receive certain shareholder information electronically or to otherwise interact with the Funds.

We reserve the right to revoke the transaction privileges of any shareholder at any time if he or she has used abusive language or misused the phone privileges by making purchases and redemptions that appear to be part of a systematic market-timing strategy.

If you notify us that your address has changed, or if you change your address online, we will temporarily suspend your telephone redemption privileges until 30 days after your notification, to protect you and your account. We require that all redemption requests made during this period be in writing with a signature guarantee.

Shareholders may experience delays in exercising telephone redemption privileges during periods of volatile economic or market conditions. In these cases you may want to transmit your redemption request via overnight courier or by telegram.

You may discontinue telephone privileges at any time.

Tax Withholding Information

Be sure to complete the Taxpayer Identification Number (TIN) section of the New Account application. If you don't have a Social Security Number or a TIN, apply for one immediately by contacting your local office of the Social Security Administration or the Internal Revenue Service (IRS). If you do not provide us with a TIN or a Social Security Number, federal tax law may require us to withhold 31% of your taxable dividends, capital gain distributions, and redemption and exchange proceeds (unless you qualify as an exempt payee under certain rules).

Other rules about TINs apply for certain investors. For example, if you are establishing an account for a minor under the Uniform Gifts to Minors Act, you should furnish the minor's TIN. If the IRS has notified you that you are subject to backup withholding because you failed to report all interest and dividend income on your tax return, you must check the appropriate item on the New Account application. Foreign shareholders should note that any dividends or distributions the Funds pay to them may be subject to up to 30% withholding instead of backup withholding.

Identity Verification Procedures Notice

The USA PATRIOT Act requires financial institutions, including mutual funds, to adopt certain policies and programs to prevent money laundering activities, including procedures to verify the identity of customers opening new accounts. When completing a New Account application, you will be required to supply the Fund with information, such as your taxpayer identification number, that will assist the Fund in verifying your identity. Until such verification is made, the Fund may temporarily limit additional share purchases. In addition, the Fund may limit additional share purchases or close an account if it is unable to verify a customer's identity. As required by law, the Fund may employ various procedures, such as comparing the information to fraud databases or requesting additional information or documentation from you, to ensure that the information supplied by you is correct. Your information will be handled by us as discussed in our privacy notice.

Privacy Notice

The Montgomery Funds may collect or capture nonpublic personal information about you from the following sources:

..    The Montgomery Funds New Account application or other forms;

..    Oral conversations with our representatives;

..    Your transactions with us;

..    Electronic sources such as our Web sites or e-mails; and

..    Information about any bank account you use for transfers between your bank account and your Fund accounts, including information provided when effecting wire transfers.

We do not disclose any nonpublic personal information about our customers or former customers to nonaffiliated third parties without the customer's authorization, except as permitted by law or in response to inquiries from governmental authorities. We restrict access to your personal and account information to those employees who need to know that information to provide products and services to you. We also may disclose that information to nonaffiliated third parties (such as the Transfer Agent or brokers) only as permitted by law and only as needed for us to provide agreed services to you. We maintain physical, electronic and procedural safeguards to guard your nonpublic personal information. Please inform us if you do not want to receive e-mail from our company in the future by sending us an e-mail at feedback@montgomeryasset.com. If you supply us with your postal address online you may receive periodic mailings from us with information on new products and services or upcoming events. If you do not wish to receive such mailings, please let us know by calling (800) 280-3372. Persons who supply us with their telephone numbers online may receive telephone contact from us with information regarding orders they have placed. If you do not wish to receive such phone calls, again, please let us know by calling (800) 280-3372.

If you have any additional questions or concerns about privacy, our information practices or the confidentiality of personal data transmissions, please contact a shareholder services representative at (800) 280-3372.

AFTER YOU INVEST
--------------------------------------------------------------------------------
Tax Consequences

IRS rules require that The Montgomery Funds distribute all of their net investment income and capital gains, if any, to shareholders. Capital gains may be taxable at different rates depending on the length of time a Fund holds its assets. We'll inform you about the source of any dividends and capital gains upon payment. After the close of each calendar year, we will advise you of their tax status. The Funds' distributions, whether received in cash or reinvested, may be taxable. Any redemption of a Fund's shares or any exchange of a Fund's shares for those of another Fund will be treated as a sale, and any gain on the transaction may be taxable.

Additional information about tax issues relating to The Montgomery Funds can be found in our Statement of Additional Information, available free by calling
(800) 280-3372. Consult your tax advisor about the potential tax consequences of investing in the Funds.

Dividends and Distributions

As a shareholder in The Montgomery Funds, you may receive income dividends and capital gain distributions for which you will owe taxes (unless you invest solely through a tax-advantaged account such as an IRA or a 401(k) plan). Income dividends and capital gain distributions are paid to shareholders who maintain accounts with each Fund as of its "record date."

If you would like to receive dividends and distributions in cash, indicate that choice on your New Account application. Otherwise, the distributions will be reinvested in additional Fund shares.

If you plan to purchase shares in a Fund, check if it is planning to make a distribution in the near future. Here's why: If you buy shares of a Fund just before a distribution, you'll pay the full price for the shares but receive a portion of your purchase price back as a taxable distribution. This is called "buying a dividend." Unless you hold the Fund in a tax-deferred account, you will have to include the distribution in your gross income for tax purposes, even though you may not have participated in the Fund's appreciation.

Each of the Funds declares and pays income dividends on or about the last business day of each month and capital gains in the last quarter of each calendar year. Following their fiscal year end (June 30), the Funds may make additional distributions to avoid the imposition of a tax.

Keeping You Informed

To save you money, we will send only one copy of each shareholder report, prospectus and prospectus supplement to your household if you hold accounts under a common ownership or at the same address (regardless of the number of shareholders or accounts at that household or address). We will household all shareholder documents indefinitely; however, if you prefer to continue to receive separate mailings for each shareholder living in your household, please call (800) 280-3372.

The financial highlights tables are intended to help you understand the Funds' performance for the periods shown. The following selected per-share data and ratios for each of the periods presented below were audited by PricewaterhouseCoopers LLP. The audit reports of PricewaterhouseCoopers appear in the 2002 Annual Reports of the Funds. The total return figures in the tables represent the rate an investor would have earned (or lost) on an investment in the relevant Fund (assuming reinvestment of all dividends and distributions).

                                                                ALTERNATIVE FUND
--------------------------------------------------------------------------------
                                                              Global Long-    Global Long-
                                                              Short Fund --   Short Fund --
                                                                 Class A         Class B
                                                              -------------   -------------
SELECTED PER-SHARE DATA FOR THE YEAR OR PERIOD ENDED:            6/30/02         6/30/02
-------------------------------------------------------------------------------------------
Net Asset Value - Beginning of Period                            $ 11.14          $11.14

Net investment income/(loss)                                        6.65           (0.07)

Net realized and unrealized gain/(loss) on investments             (6.90)          (0.17)

Net increase/(decrease) in net assets resulting from
   investment operations                                           (0.25)          (0.24)

Dividends from net investment income                                  --              --

Distributions from net realized capital gains                         --              --

Total distributions                                                   --              --

Net Asset Value - End of Period                                  $ 10.89          $10.90

Total Return(1)                                                    (2.24)%         (2.15)%

Net assets, end of period (in 000s)                              $   144          $  121
=========================================================================================

Ratio of net investment income/(loss) to average net assets       122.95%          (1.45)%

Net investment income/(loss) before deferral of fees by
   Manager                                                       $  6.60          $(0.03)

Portfolio turnover rate                                              425%            425%

Expense ratio including certain expenses(2)                         2.26%           2.86%

Expense ratio before deferral of fees by Manager, including
   certain expenses(2)                                              2.26%           2.86%

Expense ratio excluding certain expenses(2)                         1.95%           2.74%

(1)  Total return represents aggregate total return for the periods indicated.

(2) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

(3) Per-share numbers have been calculated using the average share method, which more appropriately represents the per-share data for the period, because the use of the undistributed income method did not accord with results of operations.

                                                            FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

            Global Long-Short Fund -- Class C
---------------------------------------------------------
6/30/02    6/30/01(3)   6/30/00   6/30/99      3/31/99(3)
---------------------------------------------------------
$ 10.02     $ 27.72     $18.01    $15.13        $11.83

  (0.66)      (0.15)     (0.71)    (0.13)        (0.15)

  (0.31)      (8.43)     12.41      3.01          4.55

  (0.97)      (8.58)     11.70      2.88          4.40

     --          --         --        --            --

     --       (9.12)     (1.99)       --         (1.10)

     --       (9.12)     (1.99)       --         (1.10)

$  9.05     $ 10.02     $27.72    $18.01        $15.13

 (17.65)%    (40.62)%    65.61%    19.37%        38.81%

$ 1,819     $ 3,102     $9,927    $7,209        $6,425
=========================================================

  (5.41)%     (1.51)%    (2.65)%   (3.07)%(4)    (1.10)%

$ (0.70)    $ (0.15)    $(0.71)   $(0.15)       $(0.26)

    425%        143%       204%       43%          226%

   3.33%       3.82%      4.67%     4.93%(4)      4.15%

   3.71%       3.82%      4.67%     5.36%(4)      4.54%

   3.28%       3.04%      2.82%     3.10%         3.10%

                                                                  SPECIALTY FUND
-----------------------------------------------------------------------------------------------------------------------
                                                                           Emerging Markets Fund(5) -- Class A
                                                                 ------------------------------------------------------
SELECTED PER-SHARE DATA FOR THE YEAR OR PERIOD ENDED:            6/30/02   6/30/01(3)   6/30/00(3)   6/30/99    6/30/98
-----------------------------------------------------------------------------------------------------------------------
   Net Asset Value - Beginning of Period                         $ 8.71     $ 11.79      $10.05      $ 9.74     $ 16.77

   Net investment income/(loss)                                    0.02       (0.19)      (0.20)       0.00(6)     0.03

   Net realized and unrealized gain/(loss) on investments         (0.33)      (2.89)       1.94        0.31       (6.61)

   Net increase/(decrease) in net assets resulting from
      investment operations                                       (0.31)      (3.08)       1.74        0.31       (6.58)

   Dividends from net investment income                              --          --          --          --       (0.12)

   Distributions from net realized capital gains                     --          --          --          --       (0.33)

   Total distributions                                               --          --          --          --       (0.45)

   Net Asset Value - End of Period                               $ 8.40     $  8.71      $11.79      $10.05     $  9.74

   Total Return(1)                                                (3.56)%    (26.12)%     17.43%       3.08%     (39.75)%

   Net assets, end of period (in 000s)                           $  438     $   235      $6,531      $  520     $   413
=======================================================================================================================

   Ratio of net investment income/(loss) to average net assets     0.02%      (1.84)%     (1.72)%     (0.24)%      0.30%

   Net investment income/(loss) before deferral of fees by
      Manager                                                    $(0.07)    $ (0.24)     $(0.21)     $ 0.01     $  0.03

   Portfolio turnover rate                                           95%         97%        113%         86%         97%

   Expense ratio including certain expenses(2)                     2.08%       2.23%       2.58%       2.30%       1.90%

   Expense ratio before deferral of fees by Manager, including
      certain expenses(2)                                          2.95%       2.71%       2.74%       2.40%       1.90%

   Expense ratio excluding certain expenses(2)                     2.02%       2.15%       2.19%       2.15%       1.85%

(1)  Total return represents aggregate total return for the periods indicated.

(2) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

(3) Per-share numbers have been calculated using the average share method, which more appropriately represents the per-share data for the period, because the use of the undistributed income method did not accord with results of operations.

(4)  Annualized.

(5) The Montgomery Emerging Markets Fund's Class A shares were issued in exchange for Class P shares on October 31, 2001.

(6)  Amount represents less than $0.01 per share.

(7) The Montgomery U.S. Focus Fund was formerly named the Montgomery U.S. Select 20 Portfolio.

(8) The Montgomery Mid Cap Focus Fund was formerly named the Montgomery Mid Cap 20 Portfolio.

(9) The Montgomery Global Focus Fund was formerly named the Montgomery Global 20 Portfolio.

(10) The Montgomery Global Focus Fund's Class A shares were issued in exchange for Class P shares on October 31, 2001.

(11) The Montgomery Emerging Markets Focus Fund was formerly named the Montgomery Emerging Markets 20 Portfolio.

(12) The Montgomery Short Duration Government Bond Fund's Class A shares were issued in exchange for Class P shares on May 31, 2001.

(13) The Montgomery Government Money Market Fund's Class A shares were issued in exchange for Class P shares on May 31, 2001.

                                                            FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

Emerging Markets Fund -- Class B   Emerging Markets Fund -- Class C
--------------------------------   --------------------------------
             6/30/02                            6/30/02
             -------                            -------

             $ 7.22                             $ 7.22

               0.11                              (0.01)

               1.37                               1.42

               1.48                               1.41

                 --                                 --

                 --                                 --

                 --                                 --

             $ 8.70                             $ 8.63

              20.50%                             19.53%

             $   --                             $   24
             =======                            =======

               0.27%                             (0.23)%

             $(0.11)                            $(0.06)

                 95%                                95%

               0.18%                              2.53%

               1.04%                              3.40%

               0.18%                              2.44%

                                                                     FOCUS FUNDS
--------------------------------------------------------------------------------

                                                                      U.S. Focus Fund(7)                 Mid Cap Focus Fund(8)
                                                              ---------------------------------   ---------------------------------
                                                              --Class A   --Class B   --Class C   --Class A   --Class B   --Class C
                                                              ---------   ---------   ---------   ---------   ---------   ---------
SELECTED PER-SHARE DATA FOR THE YEAR OR PERIOD ENDED:          6/30/02     6/30/02     6/30/02     6/30/02     6/30/02     6/30/02
-----------------------------------------------------------   ---------   ---------   ---------   ---------   ---------   ---------
Net Asset Value - Beginning of Period                         $  6.46     $  6.46     $  6.46      $ 6.92      $ 6.92      $ 6.92

Net investment income/(loss)                                    (0.03)      (0.05)      (0.03)       0.02        0.02        0.02

Net realized and unrealized gain/(loss) on investments          (0.87)      (0.87)      (0.87)       0.27        0.30        0.31

Net increase/(decrease) in net assets resulting from
investment operations                                           (0.90)      (0.92)      (0.90)       0.29        0.32        0.33

Dividends from net investment income                               --          --          --       (0.03)      (0.03)      (0.03)

Distributions from net realized capital gains                      --          --          --          --          --          --

Total distributions                                                --          --          --      $(6.03)     $(6.03)     $(6.03)

Net Asset Value - End of Period                               $  5.56     $  5.54     $  5.56      $ 7.18      $ 7.21      $ 7.22

Total Return(1)                                                (13.93)%    (14.24)%    (13.93)%      3.76%       4.19%       4.34%

Net assets, end of period (in 000s)                           $    --     $    --     $    --      $   --      $   --      $    2
                                                              =======     =======     =======      ======      ======      ======

Ratio of net investment income/(loss) to average net assets     (0.86)%     (1.29)%     (0.86)%     (0.77)%     (1.08)%     (1.77)%

Net investment income/(loss) before deferral of fees by
Manager                                                       $ (1.33)     $(1.35)    $ (1.33)     $(0.12)     $(0.11)     $(0.07)

Portfolio turnover rate                                           204%        204%        204%        153%        153%        153%

Expense ratio including certain expenses(2)                        --          --          --        0.29%         --          --

Expense ratio before deferral of fees by Manager,
including certain expenses(2)                                    8.70%       7.70%       7.41%       7.33%         --          --

Expense ratio excluding certain expenses(2)                      1.25%       2.00%       2.00%       1.40%       2.15%       2.15%

(1)  Total return represents aggregate total return for the periods indicated.

(2) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

(3) Per-share numbers have been calculated using the average share method, which more appropriately represents the per-share data for the period, because the use of the undistributed income method did not accord with results of operations.

(5) The Montgomery Emerging Markets Fund's Class A shares were issued in exchange for Class P shares on October 31, 2001.

(6)  Amount represents less than $0.01 per share.

                                                            FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                 Global Focus Fund(9) --Class A                     Global Focus Fund         Emerging Markets Focus Fund
---------------------------------------------------------------   ---------------------   -----------------------------------
                                                                  --Class B   --Class C    --Class A    --Class B   --Class C
                                                                  ---------   ---------   -----------   ---------   ---------
6/30/02   6/30/01(3)(10)   6/30/00(3)   6/30/99(3)   6/30/98(3)    6/30/02     6/30/02    6/30/02(11)    6/30/02     6/30/02
-------   --------------   ----------   ----------   ----------   ---------   ---------   -----------   ---------   ---------
$ 10.68      $ 22.35        $21.83       $20.68       $19.98      $  8.41     $  8.41       $11.37       $11.37      $11.37

  (0.22)       (1.46)        (0.47)       (0.14)        0.09           --       (1.24)        0.29         0.08        0.05

  (3.25)       (6.26)         4.10         2.64         2.46        (0.93)       0.31         2.94         3.17        3.16

  (3.47)       (7.72)         3.63         2.50         2.55        (0.93)      (0.93)        3.23         3.25        3.21

     --           --            --        (0.30)          --           --          --        (0.10)       (0.10)      (0.10)

     --      $ (3.95)        (3.11)       (1.05)       (1.85)          --          --           --           --          --

     --      $ (3.95)        (3.11)       (1.35)       (1.85)          --          --        (0.10)       (0.10)      (0.10)

$  7.21      $ 10.68        $22.35       $21.83       $20.68      $  7.48     $  7.48       $14.50       $14.52      $14.48

 (32.49)%     (38.59)%       16.91%       13.46%       14.12%      (11.06)%    (11.06)%      28.57%       28.65%      28.39%

$     5      $     9        $   20       $   55       $   52      $    --     $    --       $   23       $   11      $   13
=======      =======        ======       ======       ======      =======     =======       ======       ======      ======

  (0.94)%      (1.07)%       (1.99)%      (0.72)%      (0.34)%         --       (2.04)%       0.43%        0.10%       0.10%

$ (0.30)     $ (1.49)       $(0.66)      $(0.14)      $ 0.09      $ (0.11)    $ (2.29)      $ 0.08       $(0.08)     $(0.43)

    176%         199%          181%         115%         151%         176%        176%         206%         206%        206%

   1.78%        2.07%         2.94%        2.01%        2.06%        0.45%       2.09%        2.20%        2.31%       3.44%

   2.54%        2.25%         2.97%        2.01%        2.06%        0.45%       3.23%        5.27%        5.38%       6.51%

   1.77%        2.05%         2.01%        1.98%        2.05%        0.45%       2.09%        2.13%        2.21%       3.31%

                                             FIXED INCOME AND MONEY MARKET FUNDS
--------------------------------------------------------------------------------

                                                               Total Return Bond  Fund
                                                          ---------------------------------
                                                          --Class A   --Class B   --Class C
                                                          ---------------------------------
SELECTED PER-SHARE DATA FOR THE YEAR OR PERIOD ENDED:      6/30/02     6/30/02     6/30/02
-----------------------------------------------------     ---------   ---------   ---------
Net Asset Value - Beginning of Period                      $12.45      $12.45      $12.45

Net investment income/(loss)                                 0.32        0.23        0.25

Net realized and unrealized gain/(loss) on investments      (0.06)      (0.05)      (0.11)

Net increase/(decrease) in net assets resulting from
   investment operations                                     0.26        0.18       (0.14)

Dividends from net investment income                        (0.32)      (0.23)      (0.25)

Distributions from net realized capital gains               (0.22)      (0.22)      (0.22)

Total distributions                                         (0.54)      (0.45)      (0.47)

Net Asset Value - End of Period                            $12.17      $12.18      $12.12

Total Return(1)                                              2.21%       1.52%       1.12%

Net assets, end of period (in 000s)                        $  117      $   87      $   27
                                                           ======      ======      ======

Ratio of net investment income/(loss) to average net
   assets                                                    5.78%       4.93%       5.14%

Net investment income/(loss) before deferral of fees by
   Manager                                                 $ 0.16      $ 0.22      $ 0.24

Portfolio turnover rate                                       193%        193%        193%

Expense ratio including certain expenses(2)                  0.96%       0.83%       0.95%

Expense ratio before deferral of fees by Manager,
   including certain expenses(2)                             1.95%       1.94%       1.93%

Expense ratio excluding certain expenses(2)                  0.89%       0.78%       0.89%

                                                                    Short Duration Government Bond Fund
                                                          ------------------------------------------------------
                                                                                 --Class A
                                                          ------------------------------------------------------
SELECTED PER-SHARE DATA FOR THE YEAR OR PERIOD ENDED:     6/30/02(12)   6/30/01(3)   6/30/00   6/30/99   6/30/98
-----------------------------------------------------     -----------   ----------   -------   -------   -------
Net Asset Value - Beginning of Period                       $10.19        $ 9.88     $10.03    $10.15    $ 9.99

Net investment income/(loss)                                  0.43          0.55       0.56      0.41      0.61

Net realized and unrealized gain/(loss) on investments        0.22          0.31      (0.15)    (0.06)     0.12

Net increase/(decrease) in net assets resulting from
   investment operations                                      0.65          0.86       0.41      0.35      0.73

Dividends from net investment income                         (0.47)        (0.55)     (0.56)    (0.42)    (0.57)

Distributions from net realized capital gains                (0.13)           --         --     (0.05)       --

Total distributions                                          (0.60)        (0.55)     (0.56)    (0.47)    (0.57)

Net Asset Value - End of Period                             $10.24        $10.19     $ 9.88    $10.03    $10.15

Total Return(1)                                               6.45%         8.93%      4.18%     4.47%     7.34%

Net assets, end of period (in 000s)                         $6,034        $4,550     $4,087    $3,887    $    3
                                                            ======        ======     ======    ======    ======

Ratio of net investment income/(loss) to average net
   assets                                                     4.16%         5.43%      5.60%     4.96%     5.58%

Net investment income/(loss) before deferral of fees by
   Manager                                                  $ 0.36        $ 0.48     $ 0.54    $ 0.37    $ 0.55

Portfolio turnover rate                                        400%          245%       188%      199%      502%

Expense ratio including certain expenses(2)                   1.12%         1.91%      1.36%     1.60%     1.40%

Expense ratio before deferral of fees by Manager,
   including certain expenses(2)                              1.78%         2.70%      1.86%     2.10%     1.98%

Expense ratio excluding certain expenses(2)                   0.85%         0.85%      0.88%     0.87%     0.53%

(1)  Total return represents aggregate total return for the periods indicated.

(2) For purposes of the expense ratio calculation, other expenses are: interest, taxes, brokerage commissions, short sale dividend expenses, Rule 12b-1 fees, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

(3) Per-share numbers have been calculated using the average share method, which more appropriately represents the per-share data for the period, because the use of the undistributed income method did not accord with results of operations.

(7) The Montgomery U.S. Focus Fund was formerly named the Montgomery U.S. Select 20 Portfolio.

(8) The Montgomery Mid Cap Focus Fund was formerly named the Montgomery Mid Cap 20 Portfolio.

(9) The Montgomery Global Focus Fund was formerly named the Montgomery Global 20 Portfolio.

(10) The Montgomery Global Focus Fund's Class A shares were issued in 31, 2001. exchange for Class P shares on October (11)The Montgomery Emerging Markets Focus Fund was formerly named the Montgomery Emerging Markets 20 Portfolio.

                                                            FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

Short Duration Government
        Bond Fund                       Government Money Market Fund                 Government Money Market Fund
-------------------------   ------------------------------------------------------   ----------------------------
  --Class B   --Class C                           --Class A                             --Class B    --Class C
  ---------------------     ------------------------------------------------------      ----------------------
   6/30/02     6/30/02      6/30/02(13)   6/30/01(3)   6/30/00   6/30/99   6/30/98       6/30/02      6/30/02
  ---------   ---------     -----------   ----------   -------   -------   -------      ---------    ---------
   $10.22      $10.22         $  1.00      $  1.00     $  1.00   $  1.00   $  1.00        $1.00        $1.00

       --          --           0.025        0.054       0.051     0.045     0.049           --           --

     0.03        0.03            0.00         0.00        0.00      0.00      0.00         0.00         0.00

     0.03        0.03           0.025        0.054       0.051     0.045     0.049           --           --

       --          --          (0.025)      (0.054)     (0.051)   (0.045)   (0.049)          --           --

       --          --              --           --          --        --        --           --           --

       --          --          (0.025)      (0.054)     (0.051)   (0.045)   (0.049)          --           --

   $10.25      $10.25         $  1.00      $  1.00     $  1.00   $  1.00   $  1.00        $1.00        $1.00

     0.29%       0.29%           2.56%        5.56%       5.19%     4.54%     5.00%          --           --

   $   --      $   --         $     1      $     1     $ 8,653   $     1      $ --        $  --        $  --
   ======      ======         =======      =======     =======   =======   =======        =====        =====

       --          --            1.25%        5.76%       5.53%     4.52%     4.90%          --           --

   $   --      $   --         $ 0.022      $ 0.054     $ 0.051   $ 0.045    $0.049        $  --        $  --

      400%        400%            N/A          N/A         N/A       N/A       N/A          N/A          N/A

       --          --            0.65%        0.70%       0.72%     0.75%     0.78%          --           --

     0.45%       0.45%           0.68%        0.70%       0.72%     0.75%     0.78%          --           --

       --          --            0.65%        0.70%       0.72%     0.75%     0.78%          --           --

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

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

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

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

You can find more information about the Funds' investment policies in the Statement of Additional Information (SAI), incorporated by reference in this prospectus, which is available free of charge.

To request a free copy of the SAI, call us at 800.280.3372. You can review and copy further information about the Funds, including the SAI, at the Securities and Exchange Commission's (SEC's) Public Reference Room in Washington, D.C. To obtain information on the operation of the Public Reference Room, please call
202.942.8090. Reports and other information about the Funds are available through the SEC's Web site at www.sec.gov. You can also obtain copies of this information, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC, Washington, D.C., 20549-0102, or e-mailing the SEC at publicinfo@sec.gov.

You can also find further information about the Funds in our annual and semiannual shareholder reports, which discuss the market conditions and investment strategies that significantly affected each Fund's performance during the previous fiscal period. To request a free copy of the most recent annual or semiannual report, call us at (800) 280-3372.

Corporate Headquarters:
MONTGOMERY Asset Management, LLC
101 California Street
San Francisco, CA 94111-9361

[LOGO] montgomeryasset.com

SEC File Nos.: 811-6011                            Funds Distributor, Inc. 10/02
               811-8064                                                239/24444

                              The Montgomery Funds

                      Supplement dated January 22, 2003 to
                       Prospectuses dated October 31, 2002

The Board of Trustees of The Montgomery Funds has appointed, effective as of January 20, 2003, Wells Capital Management Incorporated ("Wells Capital"), a wholly-owned subsidiary of Wells Fargo & Company ("Wells Fargo"), as the interim investment adviser to certain Montgomery U.S. Fixed Income, U.S. Equity, International Growth and Emerging Markets Funds, which are listed below. Wells Capital is an experienced mutual fund investment manager and currently manages approximately $106 billion in assets. For several of these Funds, the portfolio management teams have not changed, although the investment professionals have moved from Montgomery Asset Management, LLC ("MAM") to Wells Capital. For several other of these Funds, there have been some changes to the portfolio management personnel.

Funds advised by Wells Capital with no change in portfolio manager:
..    Montgomery Mid Cap Fund
..    Montgomery Small Cap Fund
..    Montgomery Government Money Market Fund
..    Montgomery Total Return Bond Fund
..    Montgomery Short Duration Government Bond Fund
..    Montgomery Emerging Markets Fund
..    Montgomery Emerging Markets Focus Fund
..    Montgomery Global Tech, Telecom and Media Fund
..    Montgomery Institutional Series: Emerging Markets Portfolio

Funds advised by Wells Capital with a new portfolio manager (see below for information on portfolio managers):
..    Montgomery Growth Fund
..    Montgomery International Growth Fund

The Board of Trustees of The Montgomery Funds also has appointed, effective as of January 20, 2003:

..    Gartmore Global Asset Management Trust ("GGAMT") and Gartmore Mutual Fund
     Capital Trust ("GMFCT"), each a member of the Gartmore Group, the global asset management arm of Nationwide(R) Mutual Insurance Company, as the interim investment adviser to two Montgomery Global Equity Funds and an Alternative Investment Fund (the "Gartmore Montgomery Funds") listed below;
..    Gartmore Global Partners ("GGP"), another member of the Gartmore Group
     (GGP, GGAMT, and GMFCT collectively referred to as "Gartmore"), as the interim subadviser to two of the Gartmore Montgomery Funds, as listed below; and
..    SSI Investment Management, Inc. ("SSI"), as the interim subadviser to one of the Gartmore Montgomery Funds, as listed below.

Gartmore is an experienced investment adviser and, together with its affiliated advisers, collectively manages approximately $72 billion in institutional and mutual fund assets. SSI, an investment management firm not affiliated with the Gartmore Group, manages approximately $950 million in institutional and mutual fund assets.

Funds advised by Gartmore, all under new portfolio managers (see below for information on portfolio managers):
..    Montgomery Global Opportunities Fund
        (GGAMT will be the interim adviser; GGP will be the interim subadviser)
..    Montgomery Global Focus Fund
        (GGAMT will be the interim adviser; GGP will be the interim subadviser)
..    Montgomery Global Long-Short Fund
        (GMFCT will be the interim adviser; SSI will be the interim subadviser)

In the next few months, the shareholders of each affected Montgomery Fund will receive a proxy statement seeking shareholder approval of new investment advisory arrangements and the reorganization of the Montgomery Fund into either a corresponding Wells Fargo-managed fund or a corresponding Gartmore-managed fund, as appropriate. Wells Fargo and Gartmore are not affiliated with each other.

Please note that (a) the shareholder approval for each Wells Capital advisory agreement and each reorganization of a Montgomery Fund into a corresponding Wells Capital-managed fund and (b) the shareholder approval for each Gartmore advisory agreement and each reorganization of a Montgomery Fund into a corresponding Gartmore-managed fund will be solicited pursuant to separate proxy statements. In other words, some Montgomery Fund shareholders will receive two different proxy statements and be asked to vote each proxy card received.

Should these Montgomery Fund reorganizations be approved by shareholders, it is expected that investment advisory and fund administration responsibilities for the Montgomery Funds now advised by Wells Capital will be transferred to Wells Fargo Funds Management, LLC, a wholly-owned subsidiary of Wells Fargo, and that sub-advisers for these Funds, including Wells Capital, will be responsible for day-to-day portfolio management. Those shareholder servicing and fund administration responsibilities for the Montgomery Funds now advised by Gartmore will be transferred to affiliates of Gartmore. The transfers of these responsibilities are expected to occur by the end of the second quarter of 2003.

The Board of Trustees and MAM are working with Wells Fargo and Gartmore and their respective affiliates to ensure continuity of fund administration and shareholder servicing throughout this transition period.

Montgomery Global Long-Short Fund
On or about February 6, 2003, the Montgomery Global Long-Short Fund will undergo the following changes, all of which have been previously approved by shareholders:

     . The Fund's investment universe will be narrowed from global and U.S. instruments to U.S. instruments only.

     .    The Fund's new benchmark will be the S&P 500 Index.
     . The Fund will implement a new investment process which combines positions in S&P 500 Index instruments, such as index swaps and futures, with a primarily market-neutral exposure in individual long and short positions in U.S. equity securities.
     . The Fund will be sub-advised by SSI, an adviser specializing in managing long-short portfolios.
     . Until the Gartmore reorganization of this Fund is completed, the Fund will use the name: "Montgomery Partners Long-Short Equity Plus Fund."

As a result of these changes, it is anticipated that the Fund's portfolio will be rebalanced during the next few weeks.

Montgomery Global Focus Fund

Effective January 22, 2003, the Class B and Class C shares of the Montgomery Global Focus Fund are closed to new investments.

New Portfolio Management Personnel

Effective January 20, 2003, the following personnel began managing the assets of certain Montgomery Funds. Their investment backgrounds are set forth below.

     Montgomery Growth Fund
     Deborah J. Meacock, CFA

     Ms. Meacock is the portfolio manager of the Montgomery Growth Fund. Since 2001, she has been the portfolio manager of the Wells Fargo Growth Fund. Ms. Meacock is the Managing Director of Wells Capital's large cap growth team. Ms. Meacock has been a portfolio manager with Wells Capital Management and Norwest Investment Management, Inc. since 1993. Ms. Meacock earned her undergraduate degree in Education and French from Oxford University in England.

     Montgomery International Growth Fund
     Sabrina Yih, CFA

     Ms. Yih is the portfolio manager of the Montgomery International Growth Fund. Since 2001, Ms. Yih has served as the portfolio manager for the Wells Fargo Diversified Equity Fund, the Wells Fargo Growth Equity Fund, and the Wells Fargo International Equity Fund. From 1997 to 2001, Ms. Yih was a portfolio manager at the Columbia Management Company, the adviser to the Columbia International Fund. Ms. Yih's focus was on investing in Europe and Asia (excluding Japan). Ms.Yih received a B.A. degree in Economics from Mount Holyoke College, magna cum laude, and an M.B.A. degree from Northwestern University. She is a member of the Association of Investment Management and Research (AIMR).

     Montgomery Global Opportunities and Global Focus Funds
     Neil Rogan.

     Mr. Rogan is the portfolio manager of the Montgomery Global Opportunities and Global Focus Fund. Mr. Rogan leads Gartmore's Global Equities team. He is also the portfolio manager of the Gartmore Variable Insurance Trust ("GVIT") and Gartmore Mutual Funds ("GMF") Worldwide Leaders Funds. Mr. Rogan has been with Gartmore since 1997. Mr. Rogan has an undergraduate degree in Economics from Cambridge University in England.

     Montgomery Global Long-Short Fund
     Christopher Baggini, CFA Charterholder
     From January 20, 2003, until SSI begins managing the Fund's assets in early February, the Montgomery Global Long-Short Fund's portfolio manager will be Christopher Baggini. Mr. Baggini joined Gartmore in 2000 and manages the GMF and GVIT Growth Funds and the GMF and GVIT U.S. Growth Leaders Funds. Prior to joining Gartmore, Mr. Baggini worked at Allied Investment Advisors, where he managed the ARK Capital Growth Fund for five years. Mr. Baggini received a B.A. degree in Economics, cum laude, from Fairfield University, and an M.B.A. degree in Finance from New York University.

Additional Information

Wells Capital is located at 525 Market Street, 10th Floor, San Francisco, CA 94105.

GGAMT, GMFCT, and GGP are located at 1200 River Road, Conshohocken, PA 19428.

SSI is located at 357 North Canyon Drive, Beverly Hills, CA 90210.

                              The Montgomery Funds

                      Supplement dated December 11, 2002 to
                       Prospectuses dated October 31, 2002

Montgomery Asset Management, LLC ("MAM"), the investment adviser to The Montgomery Funds, and Wells Fargo & Company ("Wells Fargo") have entered into an agreement whereby Wells Fargo will acquire certain parts of MAM's advisory business. Subject to further review and approvals by the Board of Trustees of The Montgomery Funds, it is presently contemplated that Wells Capital Management Incorporated ("Wells Capital"), a wholly-owned subsidiary of Wells Fargo, will assume portfolio management of the Montgomery U.S. Fixed Income, U.S. Equity, International Growth and Emerging Markets Funds listed below. It is expected that the portfolio management teams for the U.S. Fixed Income, U.S. Small-Cap, U.S. Mid-Cap Equity and Emerging Markets Funds will be moving to Wells Capital and will remain the same. Following the transfer of portfolio management responsibility, it is expected that the Montgomery Funds listed below will be reorganized into the Wells Fargo fund family. Wells Capital is an experienced mutual fund investment manager and currently manages approximately $106 billion in assets.

The portfolio management of the following Montgomery Funds is expected to transition to Wells Capital coincident with the close of the purchase transaction referenced above, which is expected to occur in December 2002 or January 2003. As noted above, in most cases the portfolio management teams will be the same.

     .    Montgomery Growth Fund
     .    Montgomery Mid Cap Fund
     .    Montgomery Small Cap Fund
     .    Montgomery Global Tech, Telecom and Media Fund
     .    Montgomery Government Money Market Fund
     .    Montgomery Total Return Bond Fund
     .    Montgomery Short Duration Government Bond Fund
     .    Montgomery International Growth Fund
     .    Montgomery Emerging Markets Fund
     .    Montgomery Emerging Markets Focus Fund
     .    Montgomery Institutional Series: Emerging Markets Portfolio

The Board of Trustees of The Montgomery Funds has preliminarily determined that Gartmore Global Partners, a member of Gartmore Group, the global asset management arm of Nationwide(R) Mutual Insurance Company, or one of its advisory affiliates ("Gartmore"), will assume portfolio management of the Montgomery Global Equity and Alternative Investments Funds listed below. Gartmore's assumption of management responsibility for these Funds is expected to occur in January 2003, subject to further review and approval by the Montgomery Trustees and to the satisfactory completion of due diligence by Gartmore. Gartmore is an experienced investment adviser and, together with its affiliated advisers, collectively manages approximately $72 billion in institutional and mutual fund assets.

     .    Montgomery Global Long-Short Fund
     .    Montgomery Global Opportunities Fund
     .    Montgomery Global Focus Fund

Montgomery shareholders will receive more detailed information in the next several weeks and, if the necessary approvals of the arrangements described above are obtained as currently expected, a proxy statement seeking shareholder approval of the proposed changes (which in some cases may involve reorganizations into existing Wells Fargo or Gartmore-managed funds) will be sent to shareholders of each affected fund sometime in January or February of 2003.

Should the management changes and reorganizations occur, it is expected that shareholder servicing and fund administration responsibilities for the Funds to be managed by Wells Fargo will be transferred to Wells Fargo Funds Management, LLC, a wholly-owned subsidiary of Wells Fargo and those responsibilities for the Funds to be managed by Gartmore will be transferred to affiliates of Gartmore. The transfers of these responsibilities are expected to occur by the end of the second quarter of 2003.

The Trustees and MAM are working together with Wells Fargo and Gartmore and their affiliates to ensure continuity of fund administration and shareholder servicing throughout the transition period.

Certain very small Montgomery Funds are being liquidated. These Funds, which are now closed to new purchases, are the Montgomery U.S. Focus Fund, the Montgomery Mid Cap Focus Fund, and the Montgomery Institutional Series: International Growth Portfolio. The assets of these three Funds will be returned to shareholders on or before December 30, 2002. Assets held in IRAs may be exchanged into the Montgomery Government Money Market Fund.

Additionally, Class A, Class B and Class C shares of the Montgomery Government Money Market Fund, are closed to new purchases and are being liquidated. The assets of these three share classes will be returned to shareholders on or before December 30, 2002. Class R shares of the Government Money Market Fund will remain open.

F. Scott Tuck has resigned as a Trustee of The Montgomery Funds. Mr. Tuck continues to serve as Chairman and Chief Executive Officer of MAM.

Effective December 2, 2002, the portfolio managers for the Montgomery Global Long-Short Fund are Oscar Castro and S. Bob Rezaee. The investment backgrounds of Mr. Castro and Mr. Rezaee are set forth below:

Oscar Castro, Senior Portfolio Manager

Mr. Castro has managed the Montgomery Global Opportunities Fund and co-managed the Montgomery Global Tech, Telecom and Media Fund since their inception in 1993. He has managed the Montgomery International Growth Fund since its launch in 1995. In addition, Mr. Castro has managed the Montgomery Global Focus Fund since 2000. Prior to joining Montgomery in 1993, Mr. Castro was vice president and portfolio manager at

G.T. Capital Management, where he helped launch and manage mutual funds specializing in global telecommunications and Latin America. Prior to that he was a founder and co-manager of the Common Goal World Fund, a global equity partnership. Mr. Castro holds a M.B.A. degree in Finance from Drexel University in Pennsylvania and a B.S. degree in Chemical Engineering from Simon Bolivar University in Venezuela.

S. Bob Rezaee, Portfolio Manager

Mr. Rezaee has led the technology research efforts for Montgomery's global and international team since 1998. He has been responsible for analysis of the technology investments of the Global Long-Short Fund since 2000. Mr. Rezaee has been the portfolio manager of the Commerzbank ADIG US Technology Fund (a fund available to foreign investors only) since its inception in 2000. Prior to joining Montgomery in 1998, he spent five years at Dresdner RCM Global Investors as a technology research analyst. Prior to that, he worked as a Senior Financial Analyst for both The Gap Inc. and Chevron. Mr. Rezaee began his investment career in 1993. Mr. Rezaee holds a B.B.A. degree in both Accounting and Finance from Texas Tech University.